As filed with the Securities and Exchange Commission on September 30, 2003

Registration 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Esterline Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3823 (Primary Standard Industrial Classification Code Number)	13-2595091 (I.R.S. Employer Identification Number)

500 108th Avenue NE

Bellevue, Washington 98004
(425) 453-9400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert W. Cremin

Chairman, President and Chief Executive Officer
Esterline Technologies Corporation
500 108th Avenue NE
Bellevue, Washington 98004
(425) 453-9400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

SEE TABLE OF ADDITIONAL REGISTRANTS

Copies to:

Andrew Bor

Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099
(206) 359-8000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class	Amount to be	Offering Price Per	Aggregate Offering	Amount of
of Securities to be Registered	Registered	Unit(1)(2)	Price(1)(2)	Registration Fee

7.75% Senior Subordinated Notes due 2013(3)	$175,000,000	100%	$175,000,000	$14,158

Guarantees of the 7.75% Senior Subordinated Notes Due 2013(4)	$175,000,000	N/A	N/A	N/A

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.

(2)	Equals the aggregate principal amount of the securities being registered.

(3)	The 7.75% Senior Subordinated Notes due 2013 will be the obligations of Esterline Technologies Corporation.

(4)	The registrants listed on the Table of Additional Registrants will guarantee the obligations of Esterline Technologies Corporation under the 7.75% Senior Subordinated Notes due 2013. The guarantees are not traded separately. Pursuant to Rule 457(n) under the Securities Act of 1933, no additional registration fee is due with respect to the guarantees.

PROSPECTUS SUMMARY
SUMMARY OF THE EXCHANGE OFFER
THE EXCHANGE AGENT
THE EXCHANGE NOTES
RISK FACTORS
FORWARD-LOOKING INFORMATION
PRIVATE PLACEMENT
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
CAPITALIZATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
THE EXCHANGE OFFER
DESCRIPTION OF NOTES
BOOK-ENTRY; DELIVERY AND FORM
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
LEGAL MATTERS
EXPERTS
PART II
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.3
EXHIBIT 5.1
EXHIBIT 8.1
EXHIBIT 12.1
EXHIBIT 25.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

TABLE OF ADDITIONAL REGISTRANTS

	State or Other	IRS Employer	Primary Standard
	Jurisdiction of	Identification	Industrial	Address, Including Zip Code and
Exact Name of Registrant	Incorporation or	Number	Classification Code	Telephone Number, Including Area Code,
as Specified in Its Charter	Organization	(EIN)	Number (SIC)	of Registrant’s Principal Executive Office

Advanced Input Devices, Inc.	Delaware	82-0350830	3577	600 West Wilbur Avenue Coeur d’Alene, ID 83815

Amtech Automated Manufacturing Technology	Utah	87-0464546	333200	Esterline Technologies 500 108th Avenue NE, Ste. 1500 Bellevue, WA 98004

Angus Electronics Co.	Delaware	35-1328303	551112	Esterline Technologies 500 108th Avenue NE, Ste. 1500 Bellevue, WA 98004

Armtec Countermeasures Co.	Delaware	48-1266479	332900	Armtec Defense Products Co. 85-901 Avenue 53 P.O. Box 848 Coachella, CA 92236

Armtec Defense Products Co.	Delaware	91-1458099	3483	85-901 Avenue 53 P.O. Box 848 Coachella, CA 92236

Auxitrol Co.	Delaware	93-1078151	3724	Fluid Regulators Corporation 313 Gillett Street Painesville, OH 44077

Boyar-Schultz Corporation	Delaware	36-2808807	551112	Esterline Technologies 500 108th Avenue NE, Ste. 1500 Bellevue, WA 98004

BVR Technologies Co.	Delaware	16-1637404	3812	3358-60 Publishers Drive Rockford, IL 61109

Equipment Sales Co.	Connecticut	06-0664406	5084	34 School Street, Suite 209 Foxboro, MA 02035

EA Technologies Corporation	California	95-2241670	551112	Esterline Technologies 500 108th Avenue NE, Ste. 1500 Bellevue, WA 98004

Excellon U.K.	California	95-2575445	421800	Esterline Technologies 500 108th Avenue NE, Ste. 1500 Bellevue, WA 98004

Fluid Regulators Corporation	Ohio	34-1150544	3492	313 Gillett Street Painesville, OH 44077

H.A. Sales Co.	Delaware	02-0383507	551112	Esterline Technologies 500 108th Avenue NE, Ste. 1500 Bellevue, WA 98004

Hytek Finishes Co.	Delaware	91-1457724	3471	8127 S. 216th Street Kent, WA 98032

Janco Corporation	California	95-1522466	3679	3111 Winona Avenue Burbank, CA 91504

Kirkhill-TA Co.	California	95-0903820	3728	Headquarters 300 East Cypress Street Brea, CA 92821

Korry Electronics Co.	Delaware	91-1458098	3679	901 Dexter Avenue North Seattle, WA 98109

Mason Electric Co.	Delaware	91-1720628	3728	605 8th Street San Fernando, CA 91340

	State or Other	IRS Employer	Primary Standard
	Jurisdiction of	Identification	Industrial	Address, Including Zip Code and
Exact Name of Registrant	Incorporation or	Number	Classification Code	Telephone Number, Including Area Code,
as Specified in Its Charter	Organization	(EIN)	Number (SIC)	of Registrant’s Principal Executive Office

McTaws Corporation	Delaware	82-0473002	551112	600 West Wilbur Avenue Coeur d’Alene, ID 83815

MC Tech Co.	Delaware	91-1457720	551112	Esterline Technologies 500 108th Avenue NE, Ste. 1500 Bellevue, WA 98004

Memtron Technologies Co.	Delaware	91-1901140	3679	530 N. Franklin P.O. Box 207 Frankenmuth, MI 48734-0207

Norwich Aero Products, Inc.	New York	16-1206875	3724	50 O’Hara Drive Norwich, NY 13815

Pressure Systems, Inc.	Virginia	54-1067384	3823	34 Research Drive Hampton, VA 23666

Pressure Systems International, Inc.	Virginia	54-1200358	3823	34 Research Drive Hampton, VA 23666

Sureseal Corporation	New York	16-1473790	3724	50 O’Hara Drive Norwich, NY 13815

Surftech Finishes Co.	Delaware	91-2035499	3471	22436 72nd Avenue South Kent, WA 98032

W.A. Whitney Co.	Illinois	36-1805770	3542	650 Race Street P.O. Box 1206 Rockford, IL 61105

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2003

PRELIMINARY PROSPECTUS

Esterline Technologies Corporation

OFFER TO EXCHANGE

7.75% Senior Subordinated Notes due 2013

that have been registered under the Securities Act of 1933, as amended for any and all of its outstanding
7.75% Senior Subordinated Notes due 2013
that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended

      Esterline Technologies Corporation, a Delaware corporation, hereby offers to exchange, upon the terms and conditions set forth in this prospectus and the accompanying letter of transmittal, up to $175 million in aggregate principal amount of its 7.75% senior subordinated notes due 2013, which we refer to as the “exchange notes,” for the same principal amount of its outstanding 7.75% senior subordinated notes due 2013, which we refer to as the “original notes.” The original notes are and the exchange notes will be unsecured obligations and are and will be subordinated to all of our existing and future senior indebtedness and other liabilities and those of subsidiary guarantors.

      The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will generally be freely transferable and do not contain certain terms with respect to registration rights and liquidated damages. We will issue the exchange notes under the indenture governing the original notes. For a description of the principal terms of the exchange notes, see “Description of Notes.”

      The exchange offer will expire at 5:00 p.m. New York City time, on                             , 2003, unless we extend the offer. At any time prior to the expiration date, you may withdraw your tender of any original notes; otherwise, such tender is irrevocable. We will receive no cash proceeds from the exchange offer.

      The exchange notes constitute a new issue of securities for which there is no established trading market. Any original notes not tendered and accepted in the exchange offer will remain outstanding. To the extent original notes are tendered and accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, original notes could be adversely affected. Following consummation of the exchange offer, the original notes will continue to be subject to their existing transfer restrictions and we will generally have no further obligations to provide for the registration of the original notes under the Securities Act of 1933, as amended, or the Securities Act. We cannot guarantee that an active trading market will develop or give assurances as to the liquidity of the trading market for either the original notes or the exchange notes. We do not intend to apply for listing of either the original notes or the exchange notes on any exchange or market.

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of its exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for a period of 180 days following the consummation of the exchange offer in connection with resales of exchange notes received in exchange for notes where the original notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We and the guarantors have agreed that, for a period of 180 days following the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale of the exchange notes. See “Plan of Distribution.”

       Investing in the exchange notes involves certain risks. Please read “Risk Factors” beginning on page 8 of this prospectus.

       This prospectus and the letter of transmittal are first being mailed to all holders of the original notes on or about                             , 2003.

      Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2003.

      This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. Documents incorporated by reference are available from us without charge. Any person, including any beneficial owner, to whom this prospectus is delivered may obtain documents incorporated by reference in, but not delivered with, this prospectus by requesting them by telephone or in writing at the following address:

Esterline Technologies Corporation

500 108th Avenue NE
Bellevue, WA 98004
(425) 453-9400
Attn.: Investor Relations

      To obtain timely delivery, you must request these documents no later than five business days before the expiration date of the exchange offer.

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with information different from that contained in this prospectus. We are offering to exchange original notes for exchange notes only in jurisdictions where such offer is permitted. You should not assume that the information in the incorporated documents, this prospectus or any prospectus supplement is accurate as of any other date other than the date on the front of these documents.

PROSPECTUS SUMMARY

      This summary may not contain all the information that may be important to you. You should read the entire prospectus, including the additional documents to which we refer you, before making an investment decision. See “Where You Can Find More Information” and “Incorporation by Reference.” In this prospectus, “we,” “our,” “us” and “Esterline,” refer to Esterline Technologies Corporation and subsidiaries, unless otherwise noted or the context otherwise indicates.

Esterline Technologies Corporation

      We are a specialized manufacturing company principally serving aerospace and defense customers. We view and operate our businesses in three segments: Avionics & Controls, Sensors & Systems and Advanced Materials. The Avionics & Controls segment designs and manufactures technology interface systems for military and commercial aircraft, similar devices for land- and sea-based military vehicles, secure communications systems, specialized medical equipment, and other industrial applications. The Sensors & Systems segment produces high-precision temperature and pressure sensors, fluid control components, micro-motors, motion control sensors, and other related systems, principally for aerospace and defense customers. The Advanced Materials segment develops and manufactures high-performance elastomer products used in a wide range of commercial aerospace and military applications and combustible ordnance and electronic warfare countermeasure devices for military customers. Sales in all segments are both domestic and international and include defense and commercial customers.

      Our current business and strategic growth plan focuses on the continued development of our products in three key technology segments — avionics and controls, sensors and systems, and specialized high-performance elastomers and other complex materials, principally for aerospace and defense markets. We are concentrating our efforts to expand selectively our capabilities in these markets and strive to anticipate the global needs of our customers and to respond to such needs with comprehensive solutions . These efforts focus on continual research and new product development, acquisitions and establishing strategic realignments of operations to expand our capability to become a one-stop-shop supplier to our customers across our entire product offering.

      We are incorporated in Delaware, and the address of our principal executive offices is 500 108th Avenue NE, Bellevue, Washington 98004. Our telephone number is (425) 453-9400.

SUMMARY OF THE EXCHANGE OFFER

      In June 2003, we completed a private offering of the original notes. We received aggregate proceeds, before expenses and commissions, of $175 million from the sale of the original notes.

      In connection with the offering of original notes, we entered into a registration rights agreement with the initial purchaser of the original notes in which we agreed to use best efforts to deliver to you this prospectus and to commence the exchange offer for the original notes within 180 days of their issuance. In the exchange offer, you are entitled to exchange your original notes for exchange notes, with substantially identical terms as the original notes. The exchange notes will be accepted for clearance through The Depository Trust Company, or the DTC, and Clearstream Banking SA, or Clearstream, or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, or Euroclear, with a new CUSIP and ISIN number and common code. You should read the discussions under the headings “The Exchange Offer,” “Book-Entry; Delivery and Form” and “Description of Notes,” respectively, for more information about the exchange offer and exchange notes. After the exchange offer is completed, you will no longer be entitled to any exchange or, with limited exceptions, registration rights for your original notes.

The Exchange Offer	We are offering to exchange up to $175 million principal amount of the exchange notes for up to $175 million principal amount of the original notes. Original notes may only be exchanged in $1,000 increments.

The terms of the exchange notes are identical in all material respects to those of the original notes, except the exchange notes will not be subject to transfer restrictions and holders of the exchange notes, with limited exceptions, will have no registration rights. Also, the exchange notes will not include provisions contained in the original notes that required payment of liquidated damages in the event we failed to satisfy our registration obligations with respect to the original notes.

Original notes that are not tendered for exchange will continue to be subject to transfer restrictions and, with limited exceptions, will not have registration rights. Therefore, the market for secondary resales of original notes that are not tendered for exchange is likely to be minimal.

We will issue registered exchange notes promptly after the expiration of the exchange offer.

Expiration Date	The exchange offer will expire at 5:00 p.m. New York City time, on , 2003, unless we decide to extend the expiration date. Please read “The Exchange Offer — Extensions, Delay in Acceptance, Termination or Amendment” for more information about extending the expiration date.

Withdrawal of Tenders	You may withdraw your tender of original notes at any time prior to the expiration date. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any original notes that you tendered but that were not accepted for exchange.

Conditions to the Exchange Offer	We will not be required to accept original notes for exchange:

• if the exchange offer would be unlawful or would violate any interpretation of the SEC staff, or

• if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer.

The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered. Please read “The Exchange Offer — Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

Procedures for Tendering Original Notes	If your original notes are held through DTC and you wish to participate in the exchange offer, you may do so through DTC’s automated tender offer program. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

• any exchange notes that you receive will be acquired in the ordinary course of your business;

• you have no arrangement or understanding with any person to participate in the distribution of the original notes or the exchange notes;

• you are not our “affiliate,” as defined in Rule 405 under the Securities Act, or, if you are our affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act;

• if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

• if you are a broker-dealer that will receive exchange notes for your own account in exchange for original notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owner	If you own a beneficial interest in original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the original notes in the exchange offer, please contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf and to comply with our instructions described in this prospectus.

Guaranteed Delivery Procedures	You must tender your original notes according to the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures” if any of the following apply:

• you wish to tender your original notes but they are not immediately available;

• you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

• you cannot comply with the applicable procedures under DTC’s automated tender offer program prior to the expiration date.

Resales	Except as indicated in this prospectus, we believe that the exchange notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

• you are acquiring the exchange notes in the ordinary course of your business;

• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

• you are not our affiliate.

Our belief is based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties. We do not intend to seek our own no-action letter, and there is no assurance that the SEC staff would make a similar determination with respect to the exchange notes. If this interpretation is inapplicable, and you transfer any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify holders against, such liability.

Each broker-dealer that is issued exchange notes for its own account in exchange for original notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. To the extent described in “Plan of Distribution,” a broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes.

United States Federal Income Tax Considerations	The exchange of original notes for exchange notes will not be a taxable exchange for United States federal income tax purposes. Please see “United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer. We will pay certain expenses incident to the exchange offer. See “The Exchange Offer — Transfer Taxes.”

Registration Rights	If we fail to complete the exchange offer as required by the registration rights agreement, we may be obligated to pay additional interest to holders of the original notes. Please see “Description of Notes — Registration Rights; Liquidated Damages” for more information regarding your rights as a holder of the original notes.

THE EXCHANGE AGENT

      We have appointed The Bank of New York as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent. As described in more detail under the caption “The Exchange Offer — Procedures for Tendering,” if you are not tendering under DTC’s automated tender offer program, you should send the letter of transmittal and any other required documents to the exchange agent as follows:

The Bank of New York

By Mail (Registered or Certified Mail Recommended), Overnight Courier or Hand:	By Facsimile Transmission (for Eligible Institutions Only):	Confirm Receipt of Tenders by Telephone:

The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street — 7 East New York, New York 10286 Attention:	(212) 298-1915 Attention:	(212) 815-

THE EXCHANGE NOTES

      The form and terms of the exchange notes to be issued in the exchange offer are substantially identical to the form and terms of the original notes, except that the exchange notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer, will not contain terms providing for liquidated damages if we fail to perform our registration obligations with respect to the original notes and, with limited exceptions, will not be entitled to registration rights under the Securities Act. The exchange notes will evidence the same debt as the original notes, and both the original notes and the exchange notes are governed by the same indenture.

Issuer	Esterline Technologies Corporation, a Delaware corporation.

Notes Offered	$175,000,000 aggregate principal amount of 7.75% Senior Subordinated Notes due 2013.

Maturity Date	June 15, 2013.

Interest Payment Dates	June 15 and December 15 of each year, beginning December 15, 2003.

Listing	The exchange notes will not be listed on any exchange or market.

Guarantees	Each of our domestic subsidiaries on the issue date will unconditionally guarantee the exchange notes, jointly and severally, on a subordinated basis. If we create or acquire a new domestic subsidiary, it will also guarantee the exchange notes unless we designate the subsidiary as an “unrestricted subsidiary” under the indenture governing the exchange notes.

Ranking	The exchange notes will be our unsecured senior subordinated obligations and will rank junior in right of payment to our existing and future senior debt. The guarantees of the exchange notes by our domestic subsidiaries will rank junior in right of payment to all existing and future senior debt of those subsidiaries. In addition, the exchange notes will be effectively subordinated to all existing and future debt and other liabilities (including trade payables) of our foreign subsidiaries.

As of August 1, 2003, we and our subsidiary guarantors had $100.1 million of senior debt outstanding. In addition, as of August 1, 2003, our foreign subsidiaries had $27.8 million of debt and other liabilities outstanding.

We have no amounts outstanding under our U.S. revolving credit facility, as of August 1, 2003, and have the ability to borrow up to $60 million, all of which would be senior debt. In addition, we have unsecured foreign currency credit facilities that have been extended by foreign banks for up to $8.4 million. Available credit under the above facilities was $58.9 million as of August 1, 2003, when reduced by outstanding foreign bank borrowings of $2.6 million and letters of credit of $6.9 million.

The exchange notes and the guarantees will rank equal in right of payment with any of our or our subsidiary guarantors’ future senior subordinated debt, respectively. Other than the original notes, neither we nor our subsidiary guarantors currently have any senior subordinated debt outstanding.

Optional Redemption	We may redeem some or all of the exchange notes at any time on or after June 15, 2008, at redemption prices described in this prospectus under the caption “Description of Notes — Optional Redemption.” In addition, before June 15, 2006, we may redeem up to 35% of the original aggregate principal amount of the exchange notes at a redemption price equal to 107.75% of the aggregate principal amount of the exchange notes, plus accrued interest, with the proceeds from specific kinds of public equity offerings as described in this prospectus under the caption “Description of Notes — Optional Redemption.”

Change of Control	Upon the occurrence of a change of control (as described under “Description of Notes — Repurchase at the Option of Holders — Change of Control”), we must offer to repurchase the exchange notes at 101% of the principal amount of the exchange notes, plus accrued and unpaid interest to the date of repurchase.

Basic Covenants of the Indenture	The indenture governing the exchange notes contains covenants limiting our ability and the ability of our restricted subsidiaries to:

• incur additional debt, except that we may incur additional indebtedness if we maintain compliance with certain financial covenants (see “Description of Notes — Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”);

• pay dividends or make other distributions on, redeem or repurchase, capital stock;

• make investments or other restricted payments;

• enter into transactions with affiliates;

• engage in sale and leaseback transactions;

• issue stock of restricted subsidiaries;

• sell assets;

• create liens on assets to secure debt; or

• effect a consolidation or merger.

These covenants are subject to important exceptions and qualifications as described in this prospectus under the caption “Description of Notes — Certain Covenants.”

RISK FACTORS

      You should carefully consider each of the following risks and uncertainties associated with us and the exchange offer, as well as all the other information set forth in and incorporated into this prospectus. Any of these risks and uncertainties could materially adversely affect our business, financial condition and results of operations, which could in turn materially adversely affect the price of the notes.

Risks Relating to the Exchange Offer

Because there is no public market for the exchange notes, you may not be able to sell your exchange notes.

      The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market. There can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their exchange notes; or

•	the price at which the holders would be able to sell their exchange notes.

      The exchange notes will not be listed on any exchange or market. If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

      Any market-making activity in the exchange notes will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will exist for the exchange notes or that any trading market that does develop will be liquid.

      In addition, any original note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Your original notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

      We will issue exchange notes pursuant to the exchange offer only after a timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we may not accept your original notes for exchange.

If you do not exchange your original notes, your original notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your outstanding original notes.

      We did not register the original notes and do not intend to do so following the exchange offer. Original notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under applicable securities laws. If you do not exchange your original notes, you will lose your right, except in limited circumstances, to have your original notes registered under the federal securities laws. As a result, if you hold original notes after the exchange offer, you may be unable to sell your original notes and the value of the original notes may decline. We have no obligation, except in limited circumstances, and do not currently intend, to file an additional registration statement to cover the resale of original notes that did not tender in the exchange offer or to re-offer to exchange the exchange notes for original notes following the expiration of the exchange offer.

Risks Relating to the Notes

The following risk factors apply to both the original notes and the exchange notes.

Your right to receive payments on the notes is junior to our existing and future senior debt. Further, your right to receive payment under the guarantees of the notes is junior to all of the subsidiary guarantors’ existing and future senior debt.

      The notes are our unsecured, senior subordinated obligations. The notes will be guaranteed, jointly and severally, by all of our existing and future domestic subsidiaries on an unsecured, senior subordinated basis, unless we designate any of our domestic subsidiaries as an “unrestricted” subsidiary in accordance with the indenture governing the notes. By their express terms, the notes rank junior in right of payment to all of our existing and future debt and the guarantees rank junior in right of payment to all of the subsidiary guarantors’ existing and future debt, other than, in each case, any debt that expressly provides that it ranks equal with, or junior in right of payment to, the notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors of our or their property, the holders of our senior debt and the senior debt of the subsidiary guarantors will be entitled to be paid in full and in cash before any payment may be made with respect to the notes or the guarantees.

      In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

      In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or any of the subsidiary guarantors, holders of the notes will participate in the assets remaining after we and the subsidiary guarantors have paid all of our senior debt in full. In any of these cases, we and the subsidiary guarantors may not have sufficient funds or assets to pay all of our creditors, and holders of notes may receive less, ratably, than the holders of senior debt, or nothing at all. Furthermore, because the indenture governing the notes requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may also receive less, ratably, than holders of trade payables in any such proceeding since such creditors have not agreed to be subordinated, or nothing at all.

      In addition, the notes will not be guaranteed by any of our foreign subsidiaries. As a result, the notes will be effectively subordinated to all existing and future debt and other liabilities (including trade payables) of our foreign subsidiaries. Our foreign subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the notes or to make any funds available therefor, whether by dividends, loans or other payments. A significant portion of our business operations are conducted through our foreign subsidiaries. The following table sets forth certain unaudited financial data for

(i) Esterline and the subsidiary guarantors and (ii) our foreign subsidiaries, all of which are non-guarantors, as of and for the nine months in the period ended August 1, 2003 and fiscal years 2001 and 2002:

		Combined	Combined		Total
		Guarantor	Non-Guarantor	Consolidating	Consolidated
	Parent	Subsidiaries	Subsidiaries	Adjustments	Amounts

	(in thousands)

Actual Nine Months Ended August 1, 2003

Net sales	$—	$314,186	$90,142	$(2,200)	$402,128

Income (loss) from continuing operations	$57,148	$20,728	$(225)	$(57,322)	$20,329

Net earnings (loss)	$71,843	$14,920	$(225)	$(72,017)	$14,521

Total assets	$596,477	$474,830	$322,363	$(625,378)	$768,292

Long-term debt, net	$245,000	$120	$2,053	$—	$247,173

Actual Fiscal Year 2002

Net sales	$—	$346,265	$90,400	$(1,856)	$434,809

Income (loss) from continuing operations	$(1,365)	$27,688	$4,941	$20	$31,284

Net earnings (loss)	$6,144	$(4,591)	$4,526	$(7,408)	$(1,329)

Total assets	$496,480	$442,890	$94,544	$(462,959)	$570,955

Long-term debt, net	$100,000	$134	$1,999	$—	$102,133

Actual Fiscal Year 2001

Net sales	$—	$346,964	$84,675	$(716)	$430,923

Income (loss) from continuing operations	$1,861	$35,503	$5,224	$51	$42,639

Net earnings (loss)	$32,530	$26,406	$4,666	$(31,146)	$32,456

Total assets	$528,475	$419,634	$76,908	$(465,209)	$559,808

Long-term debt, net	$100,000	$68	$2,057	$—	$102,125

      In addition, the portion of our business operations conducted through our foreign subsidiaries has increased after our acquisition of the Weston Group in June 2003. Any right we have to receive any assets of any of our foreign subsidiaries upon any bankruptcy, liquidation or reorganization or similar proceeding (and the consequent right of the holders of the notes to participate in the distribution, or to realize proceeds from, those assets) will be effectively subordinated to the claims of any such foreign subsidiary’s creditors, including trade creditors. Furthermore, one of our foreign subsidiaries, Auxitrol Technologies S.A., guarantees our obligations with respect to our $100 million aggregate principal amount of our senior notes.

      As of August 1, 2003, we and our domestic subsidiaries had $100.1 million of senior debt outstanding. In addition, as of August 1, 2003, our foreign subsidiaries had $27.8 million of debt and other liabilities outstanding, not including the guarantee by one of our foreign subsidiaries of $100 million aggregate principal amount of our senior notes referred to above. We have no amounts outstanding under our U.S. revolving credit facility, as of August 1, 2003, and have the ability to borrow up to $60 million, all of which would be senior debt. In addition, we have unsecured foreign currency credit facilities that have been extended by foreign banks for up to $8.4 million. Available credit under the above credit facilities was $58.9 million at August 1, 2003, when reduced by outstanding foreign bank borrowings of $2.6 million and letters of credit of $6.9 million.

      Prior to effectiveness of the registration statement of which this prospectus is a part, we will provide in this prospectus additional condensed financial information relating to Esterline, the subsidiary guarantors and our subsidiaries that are not subsidiary guarantors, which information is important for you to consider in connection with the exchange offer.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.

      Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the notes could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

      In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

      The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

      On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to its guarantee of the notes, would not be deemed insolvent, would not be deemed to have unreasonably small capital for the business in which it is engaged and would not be deemed to have incurred debts beyond its ability to pay the debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

Covenants in our debt agreements restrict our activities and could adversely affect our business.

      Our debt agreements, such as the indenture governing the notes and the agreements governing our outstanding senior notes and our credit facility, contain various covenants that limit our ability and the ability of our restricted subsidiaries to engage in a variety of transactions including:

•	incurring additional debt;

•	paying dividends or making other distributions on, redeeming or repurchasing capital stock;

•	making investments or other restricted payments;

•	entering into transactions with affiliates;

•	engaging in sale and leaseback transactions;

•	issuing stock of restricted subsidiaries;

•	selling assets;

•	creating liens on assets to secure debt; or

•	effecting a consolidation or merger.

      These covenants limit our operational flexibility and could prevent us from taking advantage of business opportunities as they arise, growing our business or competing effectively. In addition, our credit facility requires us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet these financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet these tests.

      A breach of any of these covenants or other provisions in our debt agreements could result in an event of default, which if not cured or waived, could result in the debt becoming immediately due and payable. This, in turn, could cause our other debt to become due and payable as a result of cross-acceleration provisions contained in the agreements governing the other debt. In the event that some or all of our debt is accelerated and becomes immediately due and payable, we may not have the funds to repay, or the ability to refinance, the debt. In addition, in the event that the notes become immediately due and payable, as a result of the subordination provisions of the notes, the holders of the notes would not be entitled to receive any payment in respect of the notes until all of our senior debt has been paid in full. See “Description of Notes — Certain Covenants.”

We may not have the funds necessary to finance the repurchase of the notes in connection with a change of control offer required by the indenture.

      Upon the occurrence of specific kinds of change of control events, the indenture governing the notes requires us to make an offer to repurchase all outstanding notes at 101% of the principal amount thereof, plus accrued and unpaid interest (and additional interest, if any) to the date of repurchase. However, it is possible that we will not have sufficient funds, or the ability to raise sufficient funds, at the time of the change of control to make the required repurchase of the notes. In addition, restrictions under our credit facility and our other senior debt may not allow us to repurchase the notes upon a change of control. If we could not refinance the senior debt or otherwise obtain a waiver from the holders of that debt, we would be prohibited from repurchasing the notes, which would constitute an event of default under the indenture. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture. See “Description of Notes — Repurchase at the Option of Holders — Change of Control.”

Risks Relating to Our Business

A continued downturn in the aircraft market could adversely affect our business.

      The aircraft industry is cyclical in nature and affected by many factors beyond our control. The current downturn in the aircraft market, which has recently been affected by the conflict in Iraq and the outbreak of SARS and is still being impacted by the events of September 11, 2001, has resulted in bankruptcy filings, restructurings and downsizing by the major commercial and regional airline carriers. This downturn has had and will likely continue to have an adverse effect on our business, financial condition and operating results.

      The principal markets for manufacturers of commercial aircraft are the commercial and regional airlines, which are adversely affected by a number of factors, including increased fuel and labor costs, intense price competition, outbreak of infectious disease and terrorist attacks, as well as economic cycles, all of which can be unpredictable and are outside our control. Commercial aircraft production may increase or decrease in response to changes in customer demand caused by general economic conditions and the perceived safety and ease of airline travel.

      The military aircraft industry is dependent upon the level of equipment expenditures by the armed forces of countries throughout the world, and especially those of the United States. Although the events of September 11, 2001 and the conflict in Iraq have increased the level of equipment expenditures by the U.S. Armed Forces, in the past this industry has been adversely affected by a number of factors, including the reduction in military spending since the end of the Cold War. Decreases in military spending could depress demand for military aircraft.

      Any decrease in demand for new aircraft or use of existing aircraft will likely result in a decrease in demand of our products and services, and correspondingly, our revenues, thereby adversely affecting our business, financial condition and results of operations.

Implementing our acquisition strategy involves risks and our failure to successfully implement this strategy could have a material adverse effect on our business.

      One of our key strategies is to grow our business by selectively pursuing acquisitions. Since 1996, we have completed over 20 acquisitions, and we are continuing to actively pursue additional acquisition opportunities, some of which may be material to our business and financial performance. Although we have been successful with this strategy in the past, we may not be able to grow our business in the future through acquisitions for a number of reasons including:

•	encountering difficulties identifying and executing acquisitions;

•	increased competition for targets, which may increase acquisition costs;

•	consolidation in our industry reducing the number of acquisition targets;

•	acquisition financing not being available on acceptable terms or at all; and

•	competition laws and regulations preventing us from making certain acquisitions.

      In addition, there are potential risks associated with growing our business through acquisitions, including the failure to successfully integrate and realize the expected benefits of an acquisition. For example, with any past or future acquisition, there is the possibility that:

•	the business culture of the acquired business may not match well with our culture;

•	technological and product synergies, economies of scale and cost reductions may not occur as expected;

•	management may be distracted from overseeing existing operations by the need to integrate acquired businesses;

•	we may acquire or assume unexpected liabilities;

•	unforeseen difficulties may arise in integrating operations and systems;

•	we may fail to retain and assimilate employees of the acquired business;

•	we may experience problems in retaining customers and integrating customer bases; and

•	problems may arise in entering new markets in which we may have little or no experience.

      Failure to continue implementing our acquisition strategy, including successfully integrating acquired businesses, could have a material adverse effect on our business, financial condition and results of operations.

The loss of a significant customer or defense program could have a material adverse effect on our operating results.

      Some of our operations are dependent on a relatively small number of customers and defense programs, which change from time to time. Significant customers in fiscal 2002 included the U.S. Department of Defense, The Boeing Company, General Dynamics, Snecma, Honeywell, Lockheed Martin and Smiths Industries. There can be no assurance that our current significant customers will continue to buy our products at current levels or that customers that become significant following the acquisition of the Weston Group in June 2003 will buy products at expected levels. The loss of a significant customer or the cancellation of orders related to a defense program could have a material adverse effect on our operating results if we were unable to replace the related sales.

Our operating results are subject to fluctuations that may cause our revenues to decline.

      Our business is susceptible to seasonality and economic cycles and as a result our operating results have fluctuated widely in the past and are likely to continue to do so. Our revenue tends to fluctuate based on a number of factors, including domestic and foreign economic conditions and developments affecting the specific industries and customers we serve. For example, the tragic events of September 11, 2001 and the continued downturn in commercial aviation, due to among other things the conflict in Iraq and the outbreak of SARS, have impacted our operations. It is possible that in the future our operating results in a particular quarter or quarters will not meet the expectations of securities analysts or investors, causing the market price of the notes to decline. We believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance and should not be relied upon to predict our future performance.

Political and economic instability in foreign countries and markets may have a material adverse effect on our operating results.

      Foreign sales were approximately 32% of our total sales in fiscal 2002, and we have manufacturing facilities in a number of foreign countries. Doing business in foreign countries is subject to numerous risks, including political and economic instability, restrictive trade policies of foreign governments, economic conditions in local markets, health concerns in foreign countries, inconsistent product regulation or unexpected changes in regulatory and other legal requirements by foreign agencies or governments, the imposition of product tariffs and the burdens of complying with a wide variety of international and U.S. export laws and differing regulatory requirements. To the extent that foreign sales are transacted in a foreign currency, we are subject to the risk of losses due to foreign currency fluctuations. In addition, we have substantial assets denominated in foreign currencies, primarily the pound sterling and Euro, that are not offset by liabilities denominated in those foreign currencies. These net foreign currency investments are subject to material changes in the event of fluctuations in foreign currencies against the U.S. dollar.

      To the extent that we operate outside the United States, we are subject to the Foreign Corrupt Practices Act, or FCPA, which generally prohibits U.S. companies and their intermediaries from bribing foreign officials for the purpose of obtaining or keeping business or otherwise obtaining favorable treatment. In particular, we may be held liable for actions taken by our strategic or local partners even though our partners are not subject to the FCPA. Any determination that we have violated the FCPA could result in sanctions that could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to compete effectively.

      Our products and services are affected by varying degrees of competition. We compete with other companies and divisions and units of larger companies in most markets we serve, many of which have greater sales volumes or financial, technological or marketing resources than we do. Our principal competitors include: Eaton, ECE and Eastprint in our Avionics & Controls segment; Ametek, MPC Products and Goodrich in our Sensors & Systems segment; and Transdigm, Dunlop Standard Aerospace Group and Meggitt in our Advanced Materials segment. The principal competitive factors in the commercial markets in which we participate are product performance, service and price. Maintaining product performance requires expenditures in research and development that lead to product improvement and new product introduction, and companies with more substantial financial resources may have a better ability to make such expenditures. We cannot assure you that we will be able to continue to successfully compete in our markets, which could adversely affect our business, financial condition and results of operations.

Our backlog is subject to modification or termination, which may reduce our sales in future periods.

      We currently have a backlog of orders based on our contracts with customers. Under many of our contracts, our customers may unilaterally modify or terminate their orders at any time. In addition, the maximum contract value specified under a government contract awarded to us is not necessarily indicative of the sales that we will realize under that contract. For example, without the necessary annual Congressional appropriations, some of the contracts included in our backlog will remain unfunded. Therefore, our backlog may not result in actual sales in any particular period or at all.

The amount of debt we have outstanding as a result of the issuance of the notes, as well as any debt we may incur in the future, could have an adverse effect on our operational and financial flexibility.

      The offering of the original notes substantially increased the amount of debt we have outstanding. As of August 1, 2003, we had approximately $280.2 million of debt outstanding. In addition, we have unsecured foreign currency credit facilities that have been extended by foreign banks for up to $8.4 million. Available credit under the above credit facilities was $58.9 million at August 1, 2003, when reduced by outstanding foreign bank borrowings of $2.6 million and letters of credit of $6.9 million. The indenture governing the notes and our other debt agreements limit, but do not prohibit, us from incurring additional debt in the future. Our level of debt could have significant consequences to our business, including the following:

•	a substantial portion of our cash flow from operations is dedicated to paying principal and interest on our debt, thereby reducing funds available for our acquisition strategy, capital expenditures or other purposes;

•	a significant amount of debt could make us more vulnerable to changes in economic conditions or increases in prevailing interest rates;

•	our ability to obtain additional financing for acquisitions, capital expenditures or for other purposes could be impaired;

•	the increase in the amount of debt we have outstanding makes it more difficult for us to comply with some of the covenants in our debt agreements which require us to maintain specified financial ratios; and

•	we may be more leveraged than some of our competitors, which may result in a competitive disadvantage.

If we were unable to protect our intellectual property rights adequately, the value of our products could be diminished.

      Our success is dependent in part on obtaining, maintaining and enforcing our proprietary rights and our ability to avoid infringing on the proprietary rights of others. While we take precautionary steps to protect our technological advantages and intellectual property and rely in part on patent, trademark, trade secret and copyright laws, we cannot assure you that the precautionary steps we have taken will completely protect our intellectual property rights. Because patent applications in the United States are maintained in secrecy until a patent is issued, we may not be aware of third-party patents, patent applications and other intellectual property relevant to our products that may block our use of our intellectual property or may be used in third-party products that compete with our products and processes. In the event a competitor successfully challenges our products, processes, patents or licenses or claims that we have infringed upon their intellectual property, we could incur substantial litigation costs defending against such claims, be required to pay royalties, license fees or other damages or be barred from using the intellectual property at issue, any of which could have a material adverse effect on our business, operating results and financial condition.

      In addition to our patent rights, we also rely on unpatented technology, trade secrets and confidential information. Others may independently develop substantially equivalent information and techniques or otherwise gain access to or disclose our technology. We may not be able to protect our rights in unpatented technology, trade secrets and confidential information effectively. We require each of our employees and consultants to execute a confidentiality agreement at the commencement of an employment or consulting relationship with us. However, these agreements may not provide effective protection of our information or, in the event of unauthorized use or disclosure, they may not provide adequate remedies.

The market for our products may be affected by our ability to adapt to technological change.

      The rapid change of technology is a key feature of all of the markets in which our businesses operate. To succeed in the future, we will need to design, develop, manufacture, assemble, test, market, and support new products and enhancements to our existing products in a timely and cost-effective manner. Historically, our technology has been developed through internal research and development expenditures, as well as customer-sponsored research and development programs. There is no guarantee that we will continue to maintain, or benefit from, comparable levels of research and development in the future. In addition, our competitors may develop technologies and products that are more effective than those we develop or that render our technology and products obsolete or noncompetitive. Furthermore, our products could become unmarketable if new industry standards emerge. We cannot assure you that our existing products will not require significant modifications in the future to remain competitive or that new products we introduce will be accepted by our customers, nor can we assure you that we will successfully identify new opportunities and continue to have the needed financial resources to develop new products in a timely or cost-effective manner.

We may lose money or generate less than expected profits on our fixed-price contracts.

      Our customers set demanding specifications for product performance, reliability and cost. Some of our government contracts and subcontracts provide for a predetermined, fixed price for the products we make regardless of the costs we incur. Therefore, fixed-price contracts require us to price our contracts by forecasting our expenditures. When making proposals for fixed-price contracts, we rely on our estimates of costs and timing for completing these projects. These estimates reflect management’s judgments regarding our capability to complete projects efficiently and timely. Our production costs may, however, exceed forecasts due to unanticipated delays or increased cost of materials, components, labor, capital equipment or other factors. Additionally, manufacturing our products requires integrating a number of processes involving unique technical skill sets. As a result, we may not be able to achieve the forecasted product design or manufacturing efficiencies and may incur higher than expected costs, resulting in cost overruns or possibly order cancellations. Therefore, we may incur losses on fixed-price contracts that we had expected to be profitable, or such contracts may be less profitable than expected.

We depend on the continued contributions of our executive officers and other key management, each of whom would be difficult to replace.

      Our future success depends to a significant degree upon the continued contributions of our senior management and our ability to attract and retain other highly qualified management personnel. We face competition for management from other companies and organizations. Therefore, we may not be able to retain our existing management personnel or fill new management positions or vacancies created by expansion or turnover at our existing compensation levels. Although we have entered into change of control agreements with some members of senior management, we do not have employment contracts with our key executives, nor have we purchased “key-person” insurance on the lives of any of our key officers or management personnel to reduce the impact to our company that the loss of any of them would cause. Specifically, the loss of any of our executive officers would disrupt our operations and divert the time and attention of our remaining officers. Additionally, failure to attract and retain highly qualified management personnel would damage our business prospects.

Our business is subject to various laws and regulations favoring the U.S. government’s contractual position, and our failure to comply with such laws and regulations could harm our operating results and prospects.

      We estimate that approximately 27% of our sales in fiscal 2002 were attributable to contracts in which we were either the prime contractor to, or a subcontractor to a prime contractor to, the U.S. government. As a contractor and subcontractor to the U.S. government, we must comply with laws and regulations relating to the formation, administration and performance of federal government contracts that affect how we do business with our clients and may impose added costs on our business. These rules generally favor the U.S.

government’s contractual position. For example, these regulations and laws include provisions that contracts we have been awarded are subject to:

•	protest or challenge by unsuccessful bidders; and

•	unilateral termination, reduction or modification in the event of changes in government requirements.

      The accuracy and appropriateness of certain costs and expenses used to substantiate our direct and indirect costs for the U.S. government under both cost-plus and fixed-price contracts are subject to extensive regulation and audit by the Defense Contract Audit Agency, an arm of the U.S. Department of Defense. Responding to governmental audits, inquiries or investigations may involve significant expense and divert management attention. Our failure to comply with these or other laws and regulations could result in contract termination, suspension or debarment from contracting with the federal government, civil fines and damages and criminal prosecution and penalties, any of which could have a material adverse effect on our operating results.

The airline industry is heavily regulated and if we fail to comply with applicable requirements our results of operations could suffer.

      Governmental agencies throughout the world, including the U.S. Federal Aviation Administration, or the FAA, prescribe standards and qualification requirements for aircraft components, including virtually all commercial airline and general aviation products, as well as regulations regarding the repair and overhaul of aircraft engines. Specific regulations vary from country to country, although compliance with FAA requirements generally satisfies regulatory requirements in other countries. We include, with the replacement parts that we sell to our customers, documentation certifying that each part complies with applicable regulatory requirements and meets applicable standards of airworthiness established by the FAA or the equivalent regulatory agencies in other countries. In order to sell our products, we and the products we manufacture must also be certified by our individual OEM customers. If any of the material authorizations or approvals qualifying us to supply our products is revoked or suspended, then the sale of the subject product would be prohibited by law, which would have an adverse effect on our business, financial condition and results of operations.

      From time to time, the FAA or equivalent regulatory agencies in other countries propose new regulations or changes to existing regulations, which are usually more stringent than existing regulations. If these proposed regulations are adopted and enacted, we may incur significant additional costs to achieve compliance, which could have a material adverse effect on our business, financial condition and results of operations.

Environmental laws and regulations may subject us to significant liability.

      Our business and our facilities are subject to a number of federal, state, local and foreign laws, regulations and ordinances governing, among other things, the use, manufacture, storage, handling and disposal of hazardous materials and certain waste products. Among these environmental laws are rules by which a current or previous owner or operator of land may be liable for the costs of investigation, removal or remediation of hazardous materials at such property. In addition, these laws typically impose liability regardless of whether the owner or operator knew of, or was responsible for, the presence of any hazardous materials. Persons who arrange for the disposal or treatment of hazardous materials may be liable for the costs of investigation, removal or remediation of such substances at the disposal or treatment site, regardless of whether the affected site is owned or operated by them.

      Because we own and operate a number of facilities that use, manufacture, store, handle or arrange for the disposal of various hazardous materials, we may incur costs for investigation, removal and remediation, as well as capital costs, associated with compliance with environmental laws. Additionally, at the time of our asset acquisition of the Electronic Warfare Passive Expendables Division of BAE Systems North America, certain environmental remedial activities were required under a Part B Permit issued to the infrared decoy flare facility by the Arkansas Department of Environmental Quality under the Federal Resource Conservation and Recovery Act. The Part B Permit was transferred to our subsidiary, Armtec, along with the remedial obligations. Under the terms of the definitive asset purchase agreement, BAE Systems agreed to complete all remedial obligations at the infrared decoy flare facility and to indemnify us for all environmental liabilities related to that facility to a maximum amount of $25.0 million. Although environmental costs have not been material in the past, we cannot assure you that these matters, or any similar liabilities that arise in the future, will not exceed our resources, nor can we completely eliminate the risk of accidental contamination or injury from these materials.

We may be required to defend lawsuits or pay damages in connection with the alleged or actual harm caused by our products.

      We face an inherent business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in harm to others or to property. For example, our operations expose us to potential liabilities for personal injury or death as a result of the failure of an aircraft component that has been designed, manufactured or serviced by us. We may incur significant liability if product liability lawsuits against us are successful. While we believe our current general liability and product liability insurance is adequate to protect us from future product liability claims, we cannot assure you that coverage will be adequate to cover all claims that may arise. Additionally, we may not be able to maintain insurance coverage in the future at an acceptable cost. Any liability not covered by insurance or for which third-party indemnification is not available could have a material adverse effect on our business, financial condition and results of operations.

FORWARD-LOOKING INFORMATION

      This prospectus and the documents incorporated into this prospectus include forward-looking statements within the meaning of the federal securities laws. These statements may usually be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative these terms or other variations, or comparable terminology. In particular, statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance contained in this prospectus or the documents incorporated into this prospectus, including those under the headings “Prospectus Summary,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are forward-looking statements.

      We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in this prospectus and the documents incorporated into this prospectus under the headings Prospectus Summary,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” may cause our actual results, performance or achievements to materially differ from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations are:

•	a significant downturn in the aerospace industry;

•	a significant reduction in defense spending;

•	a decrease in demand for our products as a result of competition, technological innovation or otherwise;

•	our inability to identify future acquisition candidates or to integrate acquired operations; and

•	loss of a significant customer or defense program.

      Given these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements included or incorporated by reference into this prospectus are made only as of the date of this prospectus or the applicable incorporated document. We do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

PRIVATE PLACEMENT

      We issued $175 million in principal amount of the original notes dated as of June 11, 2003 to the initial purchaser of those notes and received proceeds that after deducting expenses and commissions represented an aggregate of $168.5 million in net proceeds. We issued the original notes to the initial purchaser in a transaction exempt from or not subject to registration under the Securities Act. The initial purchaser then offered and resold the original notes to qualified institutional buyers in compliance with Rule 144A or non-U.S. persons in compliance with Regulation S under the Securities Act.

USE OF PROCEEDS

      We are making the exchange offer to satisfy our obligations under the original notes, the indenture and the registration rights agreement. We will not receive any cash proceeds from the exchange offer. In consideration of issuing the exchange notes in the exchange offer, we will receive an equal principal amount of original notes. Any original notes that are properly tendered and accepted in the exchange offer will be canceled.

RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

		Actual Fiscal Year
	Actual Nine Months Ended
	August 1, 2003	2002	2001	2000	1999	1998

Ratio(1)	4.1	5.4	7.8	5.4	5.4	8.2

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance cost and the portion of rental expense that management believes is representative of the interest component of rental expense.

CAPITALIZATION

      The following table presents our consolidated cash and cash equivalents and capitalization as of August 1, 2003.

As of August 1, 2003

Actual

(Dollars in thousands)

Cash and cash equivalents	$120,522

Debt:

Revolving credit facilities(1)	2,630

Senior notes	100,000

Senior subordinated notes	175,000

Other senior debt	2,576

Total debt	$280,206

Total shareholders’ equity	377,238

Total capitalization	$657,444

(1)	We have the ability to borrow up to $60 million under our U.S. revolving credit facility and up to $8.4 million under our unsecured foreign currency credit facilities.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

      The following selected historical consolidated financial information as of and for each of the five fiscal years in the period ended October 25, 2002 are derived from our audited consolidated financial statements. The selected historical consolidated financial information as of and for each of the nine month periods ended August 1, 2003 and July 26, 2002 are derived from our unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our financial position and the results of operations for these periods. Operating results for the nine month period ended August 1, 2003 are not necessarily indicative of the results that may be expected for the entire year ending October 31, 2003 or for any other future period. This financial information should be read in conjunction with the financial information included in the documents incorporated by reference into this prospectus including the financial statements and the related notes included in our annual report on Form 10-K for the year ended October 25, 2002 and our quarterly reports on Form 10-Q for the nine month periods ended August 1, 2003 and July 26, 2002, respectively.

						Actual
						Nine Months Ended
	Actual Fiscal Year
						July 26,	August 1,
	1998	1999	2000	2001	2002	2002	2003

	(Dollars in thousands)

Operating Results:

Net sales	$327,898	$355,879	$372,551	$430,923	$434,809	$309,922	$402,128

Cost of sales	193,507	212,062	229,516	269,582	293,236	208,788	277,179

Selling, general and administrative	81,430	85,150	81,968	81,103	79,086	55,550	77,704

Research, development and engineering	12,091	13,888	12,431	14,232	15,433	10,720	14,342

Loss (gain) on sale of business(1)	—	(7,956)	(2,591)	—	—	—	66

Insurance settlement(2)	—	—	—	(4,631)	—	—	—

Loss (gain) on derivative financial instruments(3)	—	—	—	(786)	1	1	(2,622)

Interest income	(1,594)	(2,859)	(2,205)	(3,307)	(1,814)	(1,368)	(565)

Interest expense	3,803	9,011	8,124	7,663	7,122	5,406	7,388

Other (income) expense	—	—	—	—	—	—	62

Income taxes	13,954	16,342	15,764	24,428	10,461	10,046	8,245

Income from continuing operations	24,707	30,241	29,544	42,639	31,284	20,779	20,329

Income (loss) from discontinued operations(4)	5,377	(379)	3,043	(9,780)	(25,039)	(22,114)	(5,808)

Cumulative effect of a change in accounting principle(5)	—	—	—	(403)	(7,574)	(7,574)	—

Net earnings (loss)	$30,084	$29,862	$32,587	$32,456	$(1,329)	$(8,909)	$14,521

Earnings (loss) per share — diluted:

Continuing operations	$1.40	$1.71	$1.68	$2.13	$1.49	$0.99	$0.97

Discontinued operations	0.30	(0.02)	0.17	(0.49)	(1.19)	(1.05)	(0.28)

Cumulative effect of a change in accounting principle	—	—	—	(0.02)	(0.36)	(0.36)	—

Earnings (loss) per share — diluted	1.70	1.69	1.85	1.62	(0.06)	(0.42)	0.69

Financial Structure:

Total assets	$387,179	$453,082	$474,339	$559,808	$570,955	$549,950	$768,292

Long-term debt, net	74,043	116,966	108,172	102,125	102,133	102,203	247,173

Shareholders’ equity	196,376	224,620	249,695	350,295	354,441	347,388	377,238

Weighted average shares outstanding — diluted	17,718	17,658	17,654	20,014	21,021	21,023	21,058

Ratio of earnings to fixed charges(6)	8.2	5.4	5.4	7.8	5.4	5.4	4.1

(1)	The gain in fiscal 1999 relates to the sale of Federal Products Co. The gain in fiscal 2000 relates to the curtailment of retirement benefits for certain employees of Federal Products Co. resulting from the October 28, 1999 sale of that operation.

(2)	The gain in fiscal 2001 relates to the recovery from the settlement of a disputed insurance claim.

(3)	As described in Note 9 of our Form 10-Q for the nine month period ended August 1, 2003 incorporated by reference into this prospectus, we hedged the U.K. £55.0 million purchase price for a group of companies referred to as the Weston Group using foreign currency forward contracts and recorded a foreign currency gain of approximately $2.7 million at closing of the acquisition and the settlement of foreign currency forward contracts.

(4)	As described in Note 3 of our fiscal 2002 audited financial statements incorporated by reference into this prospectus, on July 25, 2002 we recorded a $25.0 million after-tax loss from discontinued operations. Operating results data for 1998 through the first nine months of fiscal 2003 ended August 1, 2003 and balance sheet data at October 25, 2002 and August 1, 2003 reflect the reclassification of the automation segment as a discontinued operation.

(5)	Effective at the beginning of fiscal 2002, we adopted Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” (Statement No. 142). The new standard requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually. Due to the adoption of Statement No. 142, as described in Note 2 of our fiscal 2002 audited financial statements incorporated by reference into this prospectus, we recorded a goodwill impairment of $7,574,000, net of an income tax benefit of $1,542,000 in fiscal 2002.

(6)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance cost and the portion of rental expense that management believes is representative of the interest component of rental expense.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

      In connection with the sale of the original notes, we entered into a registration rights agreement with the initial purchaser of the original notes. In that agreement, we agreed to file a registration statement relating to an offer to exchange the original notes for the exchange notes. We also agreed to use our best efforts to have the SEC declare that registration statement effective by December 8, 2003. We are offering the exchange notes under this prospectus in an exchange offer for the original notes to satisfy our obligations under the registration rights agreement. We refer to our offer to exchange the exchange notes for the original notes as the “exchange offer.”

Resale of Exchange Notes

      Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that each exchange note issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act if:

•	you are not our affiliate within the meaning of Rule 405 under the Securities Act;

•	you acquire such exchange notes in the ordinary course of your business;

•	you do not intend to participate in the distribution of exchange notes; and

•	you are not a broker-dealer that will receive exchange notes for your own account in exchange for original notes that you acquired as a result of market-making activities or other trading activities.

      If you tender your original notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes, you:

•	cannot rely on such interpretations of the SEC staff; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes.

      Unless an exemption from registration is otherwise available, the resale by any security holder intending to distribute exchange notes should be covered by an effective registration statement under the Securities Act containing the selling security holder’s information required by Item 507 or Item 508, as applicable, of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, a resale or other retransfer of exchange notes only as specifically described in this prospectus. Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where that broker-dealer acquired such original notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

      Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any original notes properly tendered and not withdrawn prior to the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes surrendered under the exchange offer and accepted by us. Original notes may be tendered only in integral multiples of $1,000.

      The terms of the exchange notes are identical in all material respects to those of the original notes, except the exchange notes will not be subject to transfer restrictions and holders of the exchange notes and with limited exceptions, will have no registration rights. Also, the exchange notes will not include provisions contained in the original notes that required payment of liquidated damages in the event we failed to satisfy our registration obligations with respect to the original notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes.

      The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered for exchange.

      As of the date of this prospectus, $175 million principal amount of original notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of the original notes. There will be no fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer.

      We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the SEC rules and regulations. Original notes that are not tendered for exchange in the exchange offer:

•	will remain outstanding,

•	will continue to accrue interest, and

•	will be entitled to the rights and benefits that holders have under the indenture relating to the notes and, under limited circumstances, the registration rights agreement.

      We will be deemed to have accepted for exchange properly tendered original notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us. We will issue the exchange notes promptly after the expiration of the exchange offer.

      If you tender original notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read “The Exchange Offer — Fees and Expenses” for more details about fees and expenses incurred in the exchange offer.

      We will return any original notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Expiration Date

      The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2003, unless at our sole discretion we extend the offer.

Extensions, Delay in Acceptance, Termination or Amendment

      We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. We may delay acceptance for exchange of any original notes by giving oral or written notice of the extension to their holders. During any such extensions, all original notes you have previously tendered will remain subject to the exchange offer for that series, and we may accept them for exchange.

      To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We also will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

      If any of the conditions described below under “The Exchange Offer — Conditions to the Exchange Offer” have not been satisfied with respect to the exchange offer, we reserve the right, at our sole discretion:

•	to extend the exchange offer,

•	to delay accepting for exchange any original notes, or

•	to terminate the exchange offer.

      We will give oral or written notice of such extension, delay or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

      Any such extension, delay in acceptance, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of the original notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement. We will distribute the supplement to the registered holders of the original notes. Depending on the significance of the amendment and the manner of disclosure to the registered holders, we may extend, pursuant to the terms of the registration rights agreement and the requirements of federal securities law, the exchange offer if the exchange offer would otherwise expire during such period.

      Without limiting the manner in which we may choose to make public announcements of any extension, delay in acceptance, termination or amendment of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Conditions to the Exchange Offer

      Notwithstanding any other provision of the exchange offer and subject to the terms of the registration rights agreement, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate or amend the exchange offer, if at any time before the expiration date of the exchange offer any of the following events occur:

•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or

•	the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.

      In addition, we will not be obligated to accept for exchange the original notes of any holder that has not made to us:

•	the representations described under “The Exchange Offer — Procedures for Tendering” and “Plan of Distribution,” and

•	such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registering the exchange notes under the Securities Act.

      We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any original notes not previously accepted for exchange in the exchange offer, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, non-acceptance, termination or amendment to the holders of the original notes as promptly as practicable.

      These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times at our sole discretion. Our failure at any time to exercise any of these rights will not mean that we have waived our rights. Each right will be deemed an ongoing right that we may assert at any time or at various times. If we waive a condition, we may be required in order to comply with applicable securities laws, to extend the expiration date of the exchange offer.

      In addition, we will not accept for exchange any original notes tendered, and will not issue exchange notes in exchange for any such original notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

How to Tender Generally

      Only a holder of the original notes may tender original notes in the exchange offer. To tender in the exchange offer, a holder must either (1) comply with the procedures for physical tender or (2) comply with the automated tender offer program procedures of DTC, described below.

      To complete a physical tender, a holder must:

•	complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal,

•	have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires,

•	mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date, and

•	deliver the original notes to the exchange agent prior to the expiration date or comply with the guaranteed delivery procedures described below.

      To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address provided above under “The Exchange Agent” prior to the expiration date.

      To complete a tender through DTC’s automated tender offer program, the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such original notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message.

      The tender by a holder that is not withdrawn prior to the expiration date and our acceptance of that tender will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

      THE METHOD OF DELIVERY OF ORIGINAL NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR ORIGINAL NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

How to Tender if You Are a Beneficial Owner

      If you beneficially own original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either:

•	make appropriate arrangements to register ownership of the original notes in your name, or

•	obtain a properly completed bond power from the registered holder of your original notes.

      The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures and Signature Guarantees

      You must have signatures on a letter of transmittal or a notice of withdrawal described below under “The Exchange Offer — Withdrawal of Tenders” guaranteed by an eligible institution unless the original notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an eligible institution.

      An “eligible institution” is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

When Endorsements or Bond Powers Are Needed

      If a person other than the registered holder of any original notes signs the letter of transmittal, the original notes must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder’s name appears on the original notes. An eligible institution must guarantee that signature.

      If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, they also must submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering Through DTC’s Automated Tender Offer Program

      The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s automated tender offer program to tender. Accordingly, participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the original notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent.

      An agent’s message is a message transmitted by DTC to and received by the exchange agent and forming part of the book-entry confirmation, stating that:

•	DTC has received an express acknowledgment from a participant in DTC’s automated tender offer program that is tendering original notes that are the subject of such book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or, in the case of an agent’s message relating to guaranteed delivery, the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	we may enforce the agreement against such participant.

Determinations Under the Exchange Offer

      We will determine at our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered original notes and withdrawal of tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any original notes not properly tendered or any original notes our acceptance of which, in the opinion of our counsel, might be unlawful. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

      Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of original notes, nor will we or those persons incur any liability for failure to give such notification. Tenders of original notes will not be deemed made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

When We Will Issue Exchange Notes

      In all cases, we will issue exchange notes for original notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

•	original notes or a timely book-entry confirmation of transfer of such original notes into the exchange agent’s account at DTC, and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Return of Original Notes Not Accepted or Exchanged

      If we do not accept any tendered original notes for exchange for any reason described in the terms and conditions of the exchange offer or if original notes are submitted for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged original notes without expense to their tendering holder. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described below, such non-exchanged original notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

      By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the original notes or the exchange notes within the meaning of the Securities Act;

•	you are not our affiliate, as defined in Rule 405 under the Securities Act, or, if you are our affiliate, you will comply with the applicable registration and prospectus delivery requirements of the Securities Act;

•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for original notes that you acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes.

Book-Entry Transfer

      The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC’s system may make book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. If you are unable to deliver confirmation of the book-entry tender of your original notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, you must tender your original notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

      If you wish to tender your original notes but they are not immediately available or if you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent, or comply with the applicable procedures under DTC’s automated tender offer program prior to the expiration date, you may tender if:

•	the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

•	stating your name and address, the registered number(s) of your original notes and the principal amount of original notes tendered,

•	stating that the tender is being made thereby, and

•	guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof or agent’s message in lieu thereof, together with the original notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives such properly completed and executed letter of transmittal or facsimile or agent’s message, as well as all tendered original notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

      Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your original notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

      Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date.

      For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at one of the addresses listed above under “The Exchange Agent,” or

•	the withdrawing holder must comply with the appropriate procedures of DTC’s automated tender offer program.

      Any notice of withdrawal must:

•	specify the name of the person who tendered the original notes to be withdrawn,

•	identify the original notes to be withdrawn, including the registration number or numbers and the principal amount of such original notes,

•	be signed by the person who tendered the original notes in the same manner as the original signature on the letter of transmittal used to deposit those original notes or be accompanied by documents of transfer sufficient to permit the trustee to register the transfer in the name of the person withdrawing the tender, and

•	specify the name in which such original notes are to be registered, if different from that of the person who tendered the original notes.

      If original notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of DTC.

      We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any original notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

      Any original notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder, or, in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such original notes will be credited to an account maintained with DTC for the original notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn original notes by following one of the procedures described under “The Exchange Offer — Procedures for Tendering” at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Fees And Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the original notes and in handling or forwarding tenders for exchange.

      We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	SEC registration fees for the exchange notes,

•	fees and expenses of the exchange agent and the trustee,

•	accounting and legal fees,

•	printing costs, and

•	related fees and expenses.

Transfer Taxes

      If you tender your original notes for exchange, you will not be required to pay any transfer taxes. We will pay all transfer taxes, if any, applicable to the exchange of original notes in the exchange offer. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing exchange notes or original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered,

•	tendered original notes are registered in the name of any person other than the person signing the letter of transmittal, or

•	a transfer tax is imposed for any reason other than the exchange of original notes for exchange notes in the exchange offer.

      If satisfactory evidence of payment of any transfer taxes payable by a tendering holder is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to that tendering holder. The exchange agent will retain possession of exchange notes with a face amount equal to the amount of the transfer taxes due until it receives payment of the taxes.

Consequences of Failure to Exchange

      If you do not exchange your original notes for exchange notes in the exchange offer, you will remain subject to the existing restrictions on transfer of the original notes. In general, you may not offer or sell the original notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act. We have no obligation to re-offer to exchange the exchange notes for original notes following the expiration of the exchange offer.

      The tender of original notes in the exchange offer will reduce the outstanding principal amount of the original notes. Due to the corresponding reduction in liquidity, this may have an adverse effect on, and increase the volatility of, the market price of any original notes that you continue to hold.

Accounting Treatment

      We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will record the cost associated with the exchange offer as debt issuance cost to be amortized over the term of the exchange notes.

Other

      Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take. In the future, we may at our discretion seek to acquire untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered original notes, except as required by the registration rights agreement.

DESCRIPTION OF NOTES

      The exchange notes will be issued under the indenture dated June 11, 2003 among Esterline Technologies Corporation, as issuer, the subsidiary guarantors and The Bank of New York, or the Trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

      You can find definitions of some of the terms as used for purposes in this description under the subheading “Certain Definitions.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture. In this “Description of Notes,” the word “Esterline” refers only to Esterline Technologies Corporation and not to any of its subsidiaries and the term “Notes” refers to both the original notes and the exchange notes.

      The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, define your rights as holders of the exchange notes. We have previously filed a copy of the indenture as an exhibit to a filing with the SEC and the indenture is incorporated by reference into this prospectus. A copy of the indenture is available upon request from Esterline as described on the inside of the front cover page.

General

The Notes

      The Notes will mature on June 15, 2013 and will initially be issued in an aggregate principal amount of $175 million. Esterline may issue additional notes from time to time after this offering, subject to the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes and any additional notes subsequently issued under the indenture would be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Esterline will issue Notes in denominations of $1,000 and integral multiples of $1,000.

      Interest on the Notes will accrue at the rate of 7.75% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2003. Esterline will make each interest payment to the holders of record on the immediately preceding June 1 and December 1.

      Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date to which interest has been paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      The Notes will be:

•	general unsecured obligations of Esterline;

•	subordinated in right of payment to all existing and future Senior Debt of Esterline;

•	pari passu in right of payment with any future senior subordinated Indebtedness of Esterline; and

•	guaranteed by the Subsidiary Guarantors.

The Subsidiary Guarantees

      The Notes will be guaranteed, jointly and severally, by all of our existing and future Domestic Subsidiaries of Esterline that are Restricted Subsidiaries. Each Subsidiary Guarantee of the Notes will be:

•	a general unsecured obligation of the Subsidiary Guarantor;

•	subordinated in right of payment to all existing and future Senior Debt of the Subsidiary Guarantor; and

•	pari passu in right of payment with any future senior subordinated Indebtedness of the Subsidiary Guarantor.

      As of the date of the indenture, all of our subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the indenture and will not guarantee the Notes.

      Each Subsidiary Guarantee will be subordinated to the prior payment in full in cash of all Senior Debt of that Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.”

Methods of Receiving Payments on the Notes

      If a Holder has given wire transfer instructions to Esterline, Esterline will pay all principal, interest and premium and additional interest, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless Esterline elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

      The Trustee will initially act as Paying Agent and Registrar. Esterline may change the Paying Agent or Registrar without prior notice to the Holders, and Esterline or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

      A Holder may transfer or exchange Notes in accordance with the indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Esterline may require a Holder to pay any taxes and fees required by law or permitted by the indenture. Esterline is not required to transfer or exchange any Note selected for redemption. Also, Esterline is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

      The registered Holder of a Note will be treated as the owner of it for all purposes.

Governing Law

      The indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Subordination

      The payment of principal, interest and premium and additional interest, if any, on (or any other obligations relating to) the Notes will be subordinated to the prior payment in full in cash of all Senior Debt of Esterline, including Senior Debt of Esterline incurred after the date of the indenture.

      The holders of Senior Debt of Esterline will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt of Esterline (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt of Esterline) before the Holders of Notes will be entitled to receive any payment with respect to (or any other Obligations relating to) the Notes or any distribution of assets or proceeds (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under “— Legal Defeasance and Covenant Defeasance”), in the event of any distribution to creditors of Esterline in connection with:

(1) any liquidation or dissolution of Esterline, whether voluntary or involuntary;

(2) any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Esterline or its property, whether voluntary or involuntary;

(3) any assignment for the benefit of creditors; or

(4) any marshaling of Esterline’s assets and liabilities.

      Esterline also may not make any payment in respect of the Notes or any distribution of assets or proceeds (except in Permitted Junior Securities or from the trust described under “— Legal Defeasance and Covenant Defeasance”) if:

(1) a payment default on Designated Senior Debt of Esterline occurs and is continuing beyond any applicable grace period; or

(2) any other default occurs and is continuing on any series of Designated Senior Debt of Esterline that permits holders of that series of Designated Senior Debt of Esterline to accelerate its maturity and the Trustee receives a notice of such default, or a payment blockage notice, from the Company or any agent or representative with respect to such Designated Senior Debt, or a nonpayment default.

      Payments on the Notes may and shall be resumed:

(1) in the case of a payment default on Designated Senior Debt of Esterline, upon the date on which such default is cured or waived; and

(2) in case of a nonpayment default, the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable payment blockage notice is received by the Trustee, unless the maturity of such Designated Senior Debt of Esterline has been accelerated.

      No new payment blockage notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior payment blockage notice.

      No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the Trustee shall be, or be made, the basis for a subsequent payment blockage notice unless such default has been cured or waived for a period of not less than 90 days.

      If the Trustee or any Holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under “— Legal Defeasance and Covenant Defeasance”) when:

(1) the payment is prohibited by these subordination provisions; and

(2) the Trustee or the Holder has actual knowledge that the payment is prohibited;

the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of Esterline and shall deliver notice thereof to the agent or representative of the holders of Senior Debt. Upon the proper written request of the agent or representative of the holders of Designated Senior Debt of Esterline, or, if no such Designated Senior Debt exists, the holders of Senior Debt of Esterline, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt of Esterline or their proper representative.

      Esterline must promptly notify holders of its Senior Debt and any agent or representative with respect to such Senior Debt if payment of the Notes is accelerated because of an Event of Default.

      As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Esterline, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt of Esterline. In addition, because the subordination provisions of the indenture require that amounts otherwise payable, or assets distributable, to Holders of the Notes in a bankruptcy or similar proceeding be paid to holders of Senior Debt instead, Holders of the Notes may receive less ratably than other creditors of Esterline, including holders of trade payables in any such proceeding.

      Payments under the Subsidiary Guarantee by each Subsidiary Guarantor will be subordinated to the prior payment in full in cash of all Senior Debt of such Subsidiary Guarantor, including Senior Debt of such Subsidiary Guarantor incurred after the date of the indenture, on the same basis as provided above with respect to the subordination of payments on the Notes by Esterline to the prior payment in full in cash of Senior Debt of Esterline. See “Risk Factors — Risks Relating to the Notes — Subordination — Your right to receive payments on the Notes is junior to our existing and future senior debt. Further, your right to receive payment under the guarantees of the Notes is junior to all of the subsidiary guarantors’ existing and future senior debt.”

      “Designated Senior Debt” means:

(1) any Indebtedness outstanding under the Credit Facilities; and

(2) after payment in full of all Obligations under the Credit Facilities, any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by Esterline as “Designated Senior Debt.”

      “Permitted Junior Securities” means:

(1) Equity Interests in Esterline or any Subsidiary Guarantor or any other business entity provided for by a plan of reorganization; or

(2) debt securities of Esterline or any Subsidiary Guarantor or any other business entity provided for by a plan of reorganization, in each case, that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

      “Senior Debt” means:

(1) all Indebtedness of Esterline or any Subsidiary Guarantor outstanding under the Credit Facilities and all Hedging Obligations with respect thereto;

(2) any other Indebtedness (including, without limitation, Hedging Obligations) of Esterline or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

(3) all other Obligations with respect to the items listed in the preceding clauses (1) and (2).

      Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by Esterline or any Subsidiary Guarantor;

(2) any Indebtedness of Esterline or any Subsidiary Guarantor to any Subsidiaries or other Affiliates of Esterline;

(3) any trade payables;

(4) the portion of any Indebtedness that is incurred in violation of the indenture;

(5) any Indebtedness of Esterline or any Subsidiary Guarantor that, when incurred, was without recourse to Esterline or such Subsidiary Guarantor;

(6) any repurchase, redemption or other obligation in respect of Disqualified Stock or any rights with respect thereto; or

(7) any Indebtedness owed to any employee of Esterline or any of its Subsidiaries.

Optional Redemption

      Except as provided below, the Notes will not be redeemable at Esterline’s option prior to June 15, 2008. After June 15, 2008, Esterline may redeem all or a part of the Notes, subject to any restriction or other provisions relating thereto contained in any Senior Debt, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage

2008	103.875%

2009	102.583%

2010	101.292%

2011 and thereafter	100.000%

      Notwithstanding the foregoing, at any time prior to June 15, 2006, Esterline may redeem up to 35% of the aggregate principal amount of Notes issued under the indenture, subject to any restriction or other provisions relating thereto contained in any Senior Debt, at a redemption price of 107.75% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes originally issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Esterline and its Subsidiaries); and

(2) the redemption must occur within 60 days of the date of the closing of the Public Equity Offering.

      If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

      If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

      Esterline is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

      If a Change of Control occurs, each Holder of Notes will have the right to require Esterline to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Esterline will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and additional interest, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, Esterline will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 90 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Esterline will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture,

Esterline will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

      On the Change of Control Payment Date, Esterline will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

      The Paying Agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

      Prior to accepting Notes for payment as provided in this “Change of Control” covenant, but in any event within 60 days following a Change of Control, Esterline will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. Esterline will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The agreements governing Esterline’s outstanding Designated Senior Debt and certain other outstanding Senior Debt currently prohibit Esterline from purchasing any Notes, and also provides that certain change of control events (including, without limitation, a Change of Control under the indenture) with respect to Esterline would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which Esterline becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Esterline is prohibited from purchasing Notes, Esterline could seek the consent of the holders of such Senior Debt to the purchase of Notes or could attempt to refinance any such Senior Debt that contain such prohibition. If Esterline does not obtain such a consent or repay such Senior Debt, Esterline will remain prohibited from purchasing Notes. In such case, Esterline’s failure to purchase tendered Notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In any of the foregoing circumstances, the subordination provisions in the indenture would likely prohibit payments to the Holders of Notes.

      The provisions described above that require Esterline to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the Notes to require that Esterline repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

      Esterline will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Esterline and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) Esterline effects Legal Defeasance or Covenant Defeasance of the Notes under the indenture prior to the occurrence of such Change of Control.

      The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Esterline and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require Esterline to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Esterline and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

      Esterline will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Esterline (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such fair market value is determined by Esterline’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers’ certificate delivered to the Trustee; and

(3) at least 75% of the consideration therefore received by Esterline or such Restricted Subsidiary is in the form of cash or Replacement Assets or a combination of both; provided that, for purposes of this provision, each of the following shall be deemed to be cash:

(a) any liabilities (as shown on Esterline’s or such Restricted Subsidiary’s most recent balance sheet) of Esterline or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms pari passu or subordinated to the Notes or any Subsidiary Guarantee and liabilities that are owed to Esterline or any Affiliate of Esterline) that are assumed by the transferee of any such assets pursuant to a customary written novation agreement that releases Esterline or such Restricted Subsidiary from further liability; and

(b) any securities, notes or other obligations received by Esterline or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by Esterline or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion);

provided further, that any Asset Sale related to the disposition of Esterline’s Subsidiaries: EA Technologies Corporation, W.A. Whitney Co. and their respective direct and indirect Subsidiaries, shall not be required to comply with the provisions of this clause (3).

      Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Esterline may apply such Net Proceeds at its option:

(1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or

(2) to purchase Replacement Assets or to make a capital expenditure in or that is used or useful in a Permitted Business.

Pending the final application of any such Net Proceeds, Esterline may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” Within 30 days after the aggregate amount of Excess Proceeds exceeds $10.0 million, Esterline will make an Asset Sale Offer to all Holders of Notes, and all holders of other Indebtedness that is pari passu with the Notes or any Subsidiary Guarantee containing provisions similar to those set forth in the indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and additional interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu

Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      Esterline will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the indenture, Esterline will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

      The agreements governing Esterline’s outstanding Designated Senior Debt currently prohibit Esterline from purchasing any Notes, and also provides that certain asset sale events with respect to Esterline would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which Esterline becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when Esterline is prohibited from purchasing Notes, Esterline could seek the consent of the holders of its Senior Debt to the purchase of Notes or could attempt to refinance any such Senior Debt that contain such prohibition. If Esterline does not obtain such a consent or repay such Senior Debt, Esterline will remain prohibited from purchasing Notes. In such case, Esterline’s failure to purchase tendered Notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In any of the following circumstances, the subordination provisions in the indenture would likely prohibit payments to the Holders of Notes.

Certain Covenants

Restricted Payments

      (A) Esterline will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Esterline’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Esterline or any of its Restricted Subsidiaries) or to the direct or indirect holders of Esterline’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Esterline or dividends or distributions payable to Esterline or a Restricted Subsidiary of Esterline);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Esterline) any Equity Interests of Esterline or any Subsidiary of Esterline (other than a Wholly Owned Restricted Subsidiary of Esterline) or any direct or indirect parent of Esterline;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or any Subsidiary Guarantee, except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) being collectively referred to as “Restricted Payments”),

      unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2) Esterline would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed

Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Esterline and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3) and (5) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of Esterline for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Esterline’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds received by Esterline since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Esterline (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Esterline that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Esterline), plus

(c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment.

      (B) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Esterline or any Subsidiary Guarantor or of any Equity Interests of Esterline in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Esterline) of, Equity Interests of Esterline (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph (A);

(3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Esterline or any Subsidiary Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend by a Restricted Subsidiary of Esterline to the holders of its common Equity Interests on a pro rata basis;

(5) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of Esterline; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (3)(b) of the preceding paragraph (A);

(6) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(7) dividends paid on shares of Disqualified Stock of Esterline issued in accordance with the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant; or

(8) Restricted Payments in an aggregate amount not to exceed $7.5 million.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Esterline or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an independent accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, Esterline shall deliver to the Trustee an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

      Esterline will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and Esterline will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that Esterline and any Subsidiary Guarantor may incur Indebtedness, if the Fixed Charge Coverage Ratio for Esterline’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

      So long as no Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Esterline or any Subsidiary Guarantor of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $60.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary to permanently repay any such Indebtedness (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the covenant “— Repurchase at the Option of Holders — Asset Sales;”

(2) Existing Indebtedness;

(3) the incurrence by Esterline and the Subsidiary Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

(4) the incurrence by Esterline or any Restricted Subsidiary of Esterline of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (whether through the direct purchase of such assets or the Capital Stock of any Person owning such assets) used in the business of Esterline or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $5.0 million at any time outstanding;

(5) the incurrence by Esterline or any Restricted Subsidiary of Esterline of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), or (8) of this paragraph;

(6) the incurrence by Esterline or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by Esterline or any of its Wholly Owned Restricted Subsidiaries; provided, however, that:

(a) if Esterline or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of Esterline, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor;

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of Esterline and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Esterline or a Wholly Owned Restricted Subsidiary of Esterline, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Esterline or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6); and

(c) Indebtedness owed to Esterline or any Subsidiary Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is Esterline or a Subsidiary Guarantor.

(7) the Guarantee by Esterline or any Subsidiary Guarantors of Indebtedness of Esterline or a Restricted Subsidiary of Esterline that was permitted to be incurred by another provision of this covenant;

(8) the incurrence by Esterline or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (8), not to exceed $20.0 million; and

(9) (i) Indebtedness of Esterline or any of its Restricted Subsidiaries under agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Esterline or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business or assets, so long as the principal amount does not exceed the gross proceeds actually received by Esterline or any Restricted Subsidiary in connection with such disposition, and (ii) Indebtedness of Esterline or any of its Restricted Subsidiaries represented by letters of credit for the account of Esterline or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of Esterline or such Restricted Subsidiary, including, without limitation, in order to provide security for workers’ compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to worker’s compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by Esterline or any of its Restricted Subsidiaries in the ordinary course of business.

      For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (9) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Esterline will be permitted to classify on the date of its incurrence such item of Indebtedness in any manner that complies with this covenant. Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued under the indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

      Notwithstanding any other provision of this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this “Limitation on Indebtedness and Issuance of Preferred Stock” covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

Limitation on Senior Subordinated Debt

      Esterline will not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Esterline unless it is pari passu or subordinate in right of payment to the Notes. No Subsidiary Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor unless it is pari passu or subordinate in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee.

Liens

      Esterline will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

      Esterline will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Esterline or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Esterline or any of its Restricted Subsidiaries;

(2) make loans or advances to Esterline or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to Esterline or any of its Restricted Subsidiaries.

      However, the preceding restrictions will not apply to encumbrances or restrictions existing under, by reason of or with respect to:

(1) the Credit Agreement, Existing Indebtedness or any other agreements in effect on the date of the indenture and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, than those in effect on the date of the indenture;

(2) the indenture, the Notes and the Subsidiary Guarantees;

(3) applicable law;

(4) any Person, or the property or assets of such Person, acquired by Esterline or any of its Restricted Subsidiaries, existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of such Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5) in the case of clause (3) of the first paragraph of this covenant:

(a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Esterline or any Restricted Subsidiary not otherwise prohibited by the indenture, or

(c) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Esterline or any Restricted Subsidiary in any manner material to Esterline or any Restricted Subsidiary;

(6) any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary;

(7) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(8) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

(b) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company in good faith), and

(c) Esterline determines that any such encumbrance or restriction will not materially affect Esterline’s ability to make principal or interest payments on the Notes.

Merger, Consolidation or Sale of Assets

      Esterline will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Esterline is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of Esterline and its Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:

(1) either: (a) Esterline is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Esterline) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of Esterline under the Notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction, no Default or Event of Default exists;

(3) immediately after giving effect to such transaction on a pro forma basis, Esterline or the Person formed by or surviving any such consolidation or merger (if other than Esterline), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made:

(a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Esterline immediately preceding the transaction; and

(b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(4) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which Esterline has entered into a transaction under this “Consolidation, Merger or Sale of Assets” covenant,

shall have by amendment to its Subsidiary Guarantee confirmed that its Subsidiary Guarantee shall apply to the obligations of Esterline or the Surviving Person in accordance with the Notes and the indenture.

      In addition, neither Esterline nor any Restricted Subsidiary may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Clause (3) above of this “Merger, Consolidation or Sale of Assets” covenant will not apply to any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among Esterline and any of its Restricted Subsidiaries.

Transactions with Affiliates

      Esterline will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate, each of those, an “Affiliate Transaction,” unless:

(1) such Affiliate Transaction is on terms that are no less favorable to Esterline or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Esterline or such Restricted Subsidiary with a Person that is not an Affiliate of Esterline; and

(2) Esterline delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $7.5 million, an opinion as to the fairness to Esterline or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

      The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among Esterline and/or its Restricted Subsidiaries;

(2) payment of reasonable and customary directors’ fees and reasonable and customary indemnification and similar arrangements;

(3) Restricted Payments that are permitted by the provisions of the indenture described above under the caption “— Restricted Payments;” and

(4) any sale of Capital Stock (other than Disqualified Stock) of Esterline.

Designation of Restricted and Unrestricted Subsidiaries

      The Board of Directors of Esterline may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

(1) any Guarantee by Esterline or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by Esterline or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;”

(2) the aggregate fair market value of all outstanding Investments owned by Esterline and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by Esterline or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “— Certain Covenants — Restricted Payments;”

(3) such Subsidiary does not own any Equity Interests of, or hold any Liens on any property of, Esterline or any Restricted Subsidiary; and

(4) the Subsidiary being so designated:

(a) is not party to any agreement, contract, arrangement or understanding with Esterline or any Restricted Subsidiary of Esterline unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Esterline or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Esterline;

(b) is a Person with respect to which neither Esterline nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(c) has at least one director on its Board of Directors that is not a director or officer of Esterline or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or officer of Esterline or any of its Restricted Subsidiaries; and

(5) no Default or Event of Default would be in existence following such designation.

      Any designation of a Restricted Subsidiary of Esterline as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the indenture.

      The Board of Directors of Esterline may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Esterline of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under the covenant described above under the caption “— Certain Covenants — Restricted Payments;”

(3) all Liens of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “— Certain Covenants — Liens;” and

(4) no Default or Event of Default would be in existence following such designation.

Sale and Leaseback Transactions

      Esterline will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Esterline or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1) Esterline or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed

Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of Esterline and set forth in an officers’ certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and Esterline applies the proceeds of such transaction in compliance with, the covenant described above under the caption “Certain Covenants — Repurchase at the Option of Holders — Asset Sales.”

Limitation on Issuance and Sale of Equity Interests on Restricted Subsidiaries

      Esterline will not transfer, convey, sell, lease or otherwise dispose of, and will not permit any of its Restricted Subsidiaries to, issue, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of Esterline to any Person (other than Esterline or a Wholly Owned Restricted Subsidiary of Esterline or, if necessary, shares of its Capital Stock constituting directors’ qualifying shares or issuances of shares of Capital Stock of foreign Restricted Subsidiaries to foreign nationals, to the extent required by applicable law), except:

(1) if, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Restricted Payments” covenant if made on the date of such issuance or sale; and

(2) Esterline or such Restricted Subsidiary complies with the “Asset Sale” provisions of the indenture.

Limitations on Issuances of Guarantees by Restricted Subsidiaries

      Other than with respect to the guarantee by Auxitrol Technologies S.A., one of Esterline’s foreign Subsidiaries, of Esterline’s Obligations under its Senior Notes as in existence on the date the Notes are originally issued, Esterline will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Esterline, unless such Restricted Subsidiary is a Subsidiary Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Subsidiary Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of or pledge to secure such other Indebtedness unless such other Indebtedness is Senior Debt, in which case the Subsidiary Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt.

      A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than Esterline or another Subsidiary Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of such Subsidiary Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such sale or other disposition complies with the “Asset Sale” provisions of the indenture, including the application of the Net Proceeds therefrom.

      The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

(1) in connection with any sale or other disposition of all of the capital stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of Esterline, if the sale or other disposition complies with the “Asset Sale” provisions of the indenture;

(2) in connection with the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee pursuant to this covenant, except a discharge or release by, or as a result of, a payment under such Guarantee;

(3) if Esterline properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; or

(4) in connection with the liquidation, dissolution or winding up of a Subsidiary Guarantor.

      In addition, each Subsidiary Guarantor existing on the date the Notes are originally issued related to discontinued operations will be released from its Subsidiary Guarantee upon the sale, transfer or other disposition of all or substantially all of its assets, unless and until such Subsidiary Guarantor thereafter becomes part of the continuing operations of Esterline on a consolidated basis.

Business Activities

      Esterline will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Esterline and its Restricted Subsidiaries taken as a whole.

Payments for Consent

      Esterline will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the Notes unless such consideration is offered to all Holders of the Notes and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

      Whether or not required by the SEC, so long as any Notes are outstanding, Esterline will furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Esterline’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Esterline were required to file such reports.

      In addition, whether or not required by the SEC, Esterline will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors upon request.

      If Esterline has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of Esterline and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Esterline.

Events of Default and Remedies

      Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest (including any additional interest) on the Notes whether or not prohibited by the subordination provisions of the indenture;

(2) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise, including the failure to repurchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer on the date specified for such payment in the applicable offer to purchase) of the principal of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the indenture;

(3) failure (other than a default described in clause (2) above) by Esterline or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control,” “— Repurchase at the Option of Holders — Asset Sales” or “— Certain Covenants — Merger, Consolidation or Sale of Assets” for 45 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with such provisions;

(4) failure by Esterline or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in the indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Esterline or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by Esterline or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness at final maturity thereof; or

(b) results in the acceleration of such Indebtedness prior to its final maturity; and,

in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a similar default aggregates $5.0 million or more;

(6) failure by Esterline or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(8) certain events of bankruptcy or insolvency with respect to Esterline or any Significant Subsidiary of Esterline (or any Subsidiaries that together would constitute a Significant Subsidiary).

      In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Esterline or any Significant Subsidiary of Esterline (or any Subsidiaries that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least

25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company specifying the respective Event of Default; provided, however, that so long as any Obligations under any Credit Facilities shall be outstanding, the acceleration shall not be effective until the earlier of (1) an acceleration of Indebtedness under such Credit Facilities or (2) five business days after receipt by the Company and the agent under such Credit Facilities of written notice of such declaration of acceleration of the Notes.

      Holders of the Notes may not enforce the indenture or the Notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or additional interest) if it determines that withholding notice is in their interest.

      The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or additional interest, if any, on, or the principal of, the Notes. The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

      However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or additional interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

      In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that Esterline would have had to pay if Esterline then had elected to redeem the Notes pursuant to the optional redemption provisions of the indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Esterline with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in the indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

      Esterline is required to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Esterline is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee, incorporator or stockholder of Esterline or any Subsidiary Guarantor, as such, shall have any liability for any obligations of Esterline or the Subsidiary Guarantors under the Notes, the indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

      Esterline may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees, or legal defeasance, except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and additional interest, if any, on such Notes when such payments are due from the trust referred to below;

(2) Esterline’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and Esterline’s and the Subsidiary Guarantor’s obligations in connection therewith; and

(4) the legal defeasance provisions of the indenture.

      In addition, Esterline may, at its option and at any time, elect to have the obligations of Esterline and the Subsidiary Guarantors released with respect to certain covenants that are described in the indenture, or covenant defeasance, and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, receivership and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

      In order to exercise either legal defeasance or covenant defeasance:

(1) Esterline must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and additional interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and Esterline must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, Esterline shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) Esterline has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3) in the case of covenant defeasance, Esterline shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which Esterline or any of its Subsidiaries is a party or by which Esterline or any of its Subsidiaries is bound;

(6) Esterline must have delivered to the Trustee an opinion of counsel to the effect that, (1) assuming no intervening bankruptcy of Esterline or any Subsidiary Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of Esterline under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or any applicable state bankruptcy, insolvency, reorganization or similar state law affecting creditors and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(7) Esterline must deliver to the Trustee an officers’ certificate stating that the deposit was not made by Esterline with the intent of preferring the Holders of Notes over the other creditors of Esterline with the intent of defeating, hindering, delaying or defrauding creditors of Esterline or others;

(8) if the Notes are to be redeemed prior to their stated maturity, Esterline must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(9) Esterline must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

Amendment, Supplement and Waiver

      Except as provided in the next two succeeding paragraphs, the indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

      Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium or additional interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than U.S. dollars;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or additional interest, if any, on the Notes;

(7) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Subsidiary Guarantees;

(9) amend, change or modify the obligation of Esterline to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the “Repurchase at the Option of Holders — Asset Sales” covenant or the obligation of Esterline to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the “Repurchase at the Option of Holders — Change of Control” covenant, including, in each case, amending, changing or modifying any definition relating thereto;

(10) except as otherwise permitted under the “Merger, Consolidation and Sale of Assets” covenant and the “Limitation on Issuance of Guarantees by Restricted Subsidiaries” covenant, consent to the assignment or transfer by Esterline or any Subsidiary Guarantor of any of their rights or obligations under the indenture;

(11) amend or modify any of the provisions of the indenture or the related definitions affecting the subordination or ranking of the Notes or any Subsidiary Guarantee in any manner adverse to the holders of the Notes or any Subsidiary Guarantee; or

(12) make any change in the preceding amendment and waiver provisions.

      Notwithstanding the preceding, without the consent of any Holder of Notes, Esterline and the Trustee may amend or supplement the indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of Esterline’s or any Subsidiary Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of Esterline’s or such Subsidiary Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the indenture of any such Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) comply with the provision described under “— Certain Covenants — Limitations on Issuances of Guarantees by Restricted Subsidiaries;” or

(7) evidence and provide for the acceptance of appointment by a successor Trustee.

Satisfaction and Discharge

      The indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to Esterline) have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and Esterline or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S.

dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Esterline or any Subsidiary Guarantor is a party or by which Esterline or any Subsidiary Guarantor is bound;

(3) Esterline or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) Esterline has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

      In addition, Esterline must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

      If the Trustee becomes a creditor of Esterline or any Subsidiary Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

      The indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Registration Rights; Liquidated Damages

      Esterline and the Subsidiary Guarantors entered into a registration rights agreement with the initial purchaser pursuant to which Esterline and the Subsidiary Guarantors agreed, for the benefit of the Holders of original notes, at our cost, to use our best efforts:

•	to file with the SEC an exchange offer registration statement of which this prospectus is a part by the 120th day after the date the original notes were issued pursuant to which Esterline and the Subsidiary Guarantors would offer, in exchange for the original notes, exchange notes identical in all material respects to, and evidencing the same indebtedness as, the original notes (but which would not contain certain terms with respect to, registration rights or transfer restrictions, or provide for the additional interest described below);

•	to cause the exchange offer registration statement to be declared effective under the Securities Act by the 180th day after the issue date; and

•	to cause the exchange offer to be consummated by the 210th day after the issue date.

      Under the registration rights agreement, in the event that:

(a) we are not permitted to file the exchange offer registration statement or to consummate the exchange offer due to a change in law or SEC policy;

(b) for any reason, we do not consummate the exchange offer by the 210th day after the issue date;

(c) any holder notifies us on or prior to the 30th day following the consummation of the exchange offer that:

•	it is not permitted under law or SEC policy to participate in the exchange offer;

•	it cannot publicly resell new notes that it acquires in the exchange offer without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for resales by that Holder; or

•	it is a broker-dealer and holds original notes that it has not exchanged and that it acquired directly from us or one of our affiliates; or

(d) the initial purchaser so requests on or prior to the 30th day following the consummation of the exchange offer (with respect to original notes that have not been resold and that it acquired directly from us or one of our affiliates), then in addition to or in lieu of conducting the exchange offer, Esterline and the Subsidiary Guarantors are required to file a shelf registration statement with the SEC to cover resales of the original notes or the exchange notes, as the case may be. In that case, we agreed to use our best efforts (a) to file the shelf registration statement by the 45th day after we become obligated to make the filing, (b) to cause the registration statement to become effective within 60 days after such filing, and (c) to maintain the effectiveness of the registration statement for two years or such lesser period after which all the Notes registered in the registration statement could be resold generally without limitation under the Securities Act.

      In addition, we agreed to pay additional interest if one of the following “registration defaults” occurs:

•	we do not file the exchange offer registration statement by the 120th day after the date the original notes were issued;

•	the exchange offer registration statement is not effective by the 180th day after the issue date;

•	we do not consummate the exchange offer by the 210th day after the issue date;

•	we do not file the shelf registration statement by the 45th day after we become obligated to file it;

•	the shelf registration statement is not effective within 60 days after it has been filed; or

•	the exchange offer registration statement or the shelf registration statement is declared effective, but thereafter, subject to certain exceptions, ceases to be effective or usable in connection with the exchange offer or resales of any notes registered under the shelf registration statement.

      If one of these registration defaults occurs, the annual interest rate on the Notes increases by 0.5% per year. The amount of additional interest increases by an additional 0.5% per year for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.0% per year over the original interest rate of the Notes. When we have cured all of the registration defaults, the interest rate on the Notes will revert immediately to the original level. Any additional interest will be paid pursuant to the terms of the indenture and registration rights agreement.

      Under current SEC interpretations, the exchange notes generally will be freely transferable after the exchange offer, except that any broker-dealer that participates in the exchange offer must deliver a prospectus meeting the requirements of the Securities Act when it resells any exchange notes. A broker-dealer that receives exchange notes in the exchange offer or as part of its market-making or other trading activities must acknowledge that it will deliver a prospectus when it resells the exchange notes. We have agreed to make available a prospectus for those purposes for 180 days after the consummation of the exchange offer. A broker-dealer that delivers a prospectus is subject to the civil liability provisions of the Securities Act and will also be bound by the registration rights agreement, including indemnification obligations.

      Holders of original notes must make certain representations (as described in the registration rights agreement) to participate in the exchange offer, notably that they are not an affiliate of us and that they are acquiring the exchange notes in the ordinary course of business and without any arrangement or intention to make a distribution of the exchange notes. Holders of original notes and exchange notes must also deliver certain information that is required for a shelf registration statement and provide comments on the shelf registration statement within the time periods specified in the registration rights agreement in order to have their original notes or exchange notes included in the shelf registration statement and to receive the additional interest described above. Holders of the original notes and exchange notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from us. A holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement.

Certain Definitions

      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used for which no definition is provided.

      “Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      “Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

      “Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the covenant described above under the caption “— Repurchases at the Option of Holders — Asset Sales;” and

(2) the issuance of Equity Interests by any of Esterline’s Restricted Subsidiaries or the sale by Esterline or any Restricted Subsidiary of Equity Interests in any of its Subsidiaries.

      Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.5 million;

(2) a transfer of assets between or among Esterline and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to Esterline or to another Restricted Subsidiary;

(4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) the sale or other disposition of Cash Equivalents;

(6) a Restricted Payment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments;” and

(7) any sale or disposition of any property equipment that has become damaged, worn out obsolete or otherwise unsuitable for use in connection with the business of Esterline or its Restricted Subsidiaries.

      “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

      “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

      “Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

      “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      “Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s, and in each case maturing within six months after the date of acquisition; and

(6) money market funds, at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

      “Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Esterline and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of Esterline;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company;

(4) the first day on which a majority of the members of the Board of Directors of Esterline are not Continuing Directors; or

(5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into Esterline, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Esterline or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of Esterline outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the beneficial owner (as defined above) of 50% or more of the voting power of all classes of Voting Stock of Esterline.

      “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Fixed Charges to the extent deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice, in each case, on a consolidated basis and determined in accordance with GAAP.

      Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Esterline shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Esterline only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Esterline by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

      “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(4) the cumulative effect of a change in accounting principles shall be excluded; and

(5) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

      “Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of:

(1) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of Esterline and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of computation, and which shall not take into account Unrestricted Subsidiaries); plus

(2) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

      “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Esterline who:

(1) was a member of such Board of Directors on the date of the indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      “Credit Agreement” means that certain Credit Agreement, dated as of June 11, 2003, by and among Esterline, the guarantor subsidiaries named in the agreement, Wachovia Investors, Inc., as administrative agent, and Wachovia Investors, Inc., as arranger, and the other lenders named in the agreement, including any related letters of credit, notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time by one or more credit facilities, in which case, the credit agreement or similar agreement together with all other documents and instruments related shall constitute the “Credit Agreement,” whether with the same or different agents and lenders.

      “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement (and any hedging arrangements with the lenders thereunder or Affiliates of such lenders, secured by the collateral securing Esterline’s Obligations under the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by one or more of such facilities, whether with the same or different banks and lenders.

      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Esterline to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Esterline may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

      “Domestic Subsidiary” means any Subsidiary of Esterline that was formed under the laws of the United States or any state thereof or the District of Columbia.

      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      “Existing Indebtedness” means the aggregate principal amount of Indebtedness of Esterline and its Subsidiaries (other than Indebtedness under the Credit Agreement and the Notes) in existence on the date of the indenture, until such amounts are repaid.

      “fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a board resolution.

      “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Esterline (other than Disqualified Stock) or to Esterline or a Restricted Subsidiary of Esterline, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made, or the calculation date, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the calculation date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Exchange Act;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the calculation date; and

(4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the calculation date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

      “Guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed to protect such Person against fluctuations in commodity prices; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates.

      “Holder” means a Person in whose name a Note is registered on the registrar’s books.

      “incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an incurrence of Indebtedness.

      “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

(1) borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations described in clause (5) below entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement;

(3) banker’s acceptances;

(4) Capital Lease Obligations and Attributable Debt;

(5) the balance deferred and unpaid of the purchase price of any property which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except any such balance that constitutes an accrued expense or trade payable;

(6) Hedging Obligations, other than Hedging Obligations that are incurred for the purpose of protecting Esterline or its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or foreign currency exchange rates, and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnifies and compensation payable thereunder; or

(7) Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

      In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

      The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided that the obligation to repay money borrowed and set aside at the time of the incurrence of any Indebtedness in order to pre-fund the payment of the interest on such Indebtedness shall be deemed not to be “Indebtedness” so long as such money is held to secure the payment of such interest.

      “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including Guarantees or other arrangements, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Esterline or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, travel and similar advances to officers and employees made consistent with past practices), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      If Esterline or any Restricted Subsidiary of Esterline sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Esterline such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Esterline, Esterline shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Investment in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by Esterline or any Restricted Subsidiary of Esterline of a Person that holds an Investment in a third Person shall be deemed to be an Investment by Esterline or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.”

      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any asset sale outside the ordinary course of business; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

      “Net Proceeds” means the aggregate cash proceeds received by Esterline or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      “Permitted Business” means any business conducted or proposed to be conducted (as described in the prospectus) by Esterline and its Restricted Subsidiaries on the date of the indenture and other businesses reasonably related or ancillary thereto.

      “Permitted Investments” means:

(1) any Investment in Esterline or in a Wholly Owned Restricted Subsidiary of Esterline (including, without limitation, Guarantees of Obligations with respect to any Credit Facilities);

(2) any Investment in Cash Equivalents;

(3) any Investment by Esterline or any Restricted Subsidiary of Esterline in a Person, if as a result of such Investment:

(a) such Person becomes a Wholly Owned Restricted Subsidiary of Esterline; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Esterline or a Wholly Owned Restricted Subsidiary of Esterline;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(5) Investments acquired solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Esterline;

(6) Hedging Obligations that are incurred for the purpose of protecting Esterline or its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or foreign currency exchange rates, and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnifies and compensation payable thereunder;

(7) other Investments in any Person that is not an Affiliate of Esterline (other than a Wholly Owned Restricted Subsidiary of Esterline) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) since the date of the indenture, not to exceed $5.0 million; and

(8) stock, obligations or securities received in satisfaction of judgments.

      “Permitted Liens” means:

(1) Liens on the assets of Esterline and any Subsidiary Guarantor securing Senior Debt that was permitted by the terms of the indenture to be incurred;

(2) Liens in favor of Esterline or any Restricted Subsidiary;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Esterline or any Restricted Subsidiary of Esterline (or any Lien on the proceeds from any sale, liquidation or other disposition of such property); provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Esterline or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by Esterline or any Restricted Subsidiary of Esterline (or any Lien on the proceeds from any sale, liquidation or other disposition of such property), provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Esterline or the Restricted Subsidiary;

(5) Liens existing on the date of the indenture;

(6) Liens incurred in the ordinary course of business of Esterline or any Restricted Subsidiary of Esterline with respect to obligations that do not exceed $5.0 million at any one time outstanding;

(7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “Certain Covenants Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness (or any Lien on the proceeds from any sale, liquidation or other disposition of such assets);

(8) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made.

      “Permitted Refinancing Indebtedness” means any Indebtedness of Esterline or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Esterline or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is pari passu or subordinated in right of payment to the Notes; and

(5) such Indebtedness is incurred either by Esterline or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      “Public Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of Esterline pursuant to a registration statement that has been declared effective by the SEC pursuant to the

Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Esterline).

      “Replacement Assets” means (1) non-current tangible assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

      “Restricted Investment” means an Investment other than a Permitted Investment.

      “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      “sale and leaseback transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

      “Senior Notes” means Esterline’s Senior Notes, Series A, B and C issued pursuant to a note purchase agreement dated as of November 1, 1998.

      “Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X under the Exchange Act.

      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      “Subsidiary Guarantee” means the Guarantee by any Subsidiary Guarantor of Esterline’s payment obligations under the Notes on a senior subordinated basis.

      “Subsidiary Guarantors” means:

(1) each direct or indirect Domestic Subsidiary of Esterline that is a Restricted Subsidiary; and

(2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns until released from their obligations under their Subsidiary Guarantees and the indenture in accordance with the terms of the indenture.

      “Unrestricted Subsidiary” means any Subsidiary of Esterline that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution in compliance with the covenant described under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

      “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

      “Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

BOOK-ENTRY; DELIVERY AND FORM

The Global Securities

      The original notes are, and the exchange notes will be, issued in the form of one or more global certificates, known as “global securities.” The global securities will be deposited on the date of the acceptance for exchange of the original notes and the issuance of the exchange notes with, or on behalf of, DTC and registered in the name of Cede & Co., as DTC’s nominee.

      Exchange notes that are issued as described below under “Issuance of Certificated Securities” will be issued in the form of registered definitive certificates, known as “certificated securities.” Upon the transfer of certificated securities, such certificated securities may, unless the global securities have previously been exchanged for certificated securities, be exchanged for an interest in the global securities representing the principal amount of exchange notes being transferred as described in the indenture.

      Persons holding interests in the global securities may hold their interests directly through DTC or indirectly through organizations that are participants in DTC.

      The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we, the trustee, nor any paying agent or registrar takes any responsibility for these operations or procedures, and holders of securities are urged to contact the relevant system or its participants directly to discuss these matters.

      DTC has advised us that it is (1) a limited purpose trust company organized under the laws of the State of New York, (2) a “banking organization” within the meaning of the New York Banking Law, (3) a member of the Federal Reserve System, (4) a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended, and (5) a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers, including the initial purchaser, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies, referred to as “indirect participants,” that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

      Ownership of the exchange notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the interests of participants, and the records of participants and the indirect participants, with respect to the interests of persons other than participants.

      The laws of some jurisdictions may require that some types of purchasers of exchange notes take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in exchange notes represented by a global security to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in securities represented by a global security to pledge or transfer the interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of the interest, may be affected by the lack of a physical definitive security in respect of the interest.

      So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificated securities, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant, on the procedures of the participant through which the holder owns its interest, to exercise any rights of a holder of exchange notes under the indenture or the global security.

      We understand that under existing industry practice, in the event that we request any action of holders of exchange notes, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of such global security, is entitled to take, DTC would authorize the participants to take the action and the participants would authorize holders owning through the participants to take the action or would otherwise act upon the instruction of the holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of securities by, DTC, or for maintaining, supervising or reviewing any records of DTC relating to the exchange notes.

      Payments with respect to the principal of, and premium, if any, and interest on, any exchange notes represented by a global security registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global security representing the exchange notes under the indenture. Under the terms of the indenture, we may treat, and the trustee may treat, the persons in whose names the exchange notes, including the global securities, are registered as the owners of the exchange notes for the purpose of receiving payment on the exchange notes and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of these amounts to owners of beneficial interests in the global security, including principal, premium, if any, and interest. Payments by the participants and the indirect participants to the owners of beneficial interests in the global securities will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

      Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

      Subject to compliance with the transfer restrictions applicable to the securities, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in the system in accordance with the rules and procedures and within the established deadlines (Brussels time) of the system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

      Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of the sale of an interest in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

      Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or

Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Issuance of Certificated Securities

      If (1) we notify the trustee in writing that DTC, Euroclear or Clearstream is no longer willing or able to act as a depositary or clearing system for the exchange notes or DTC ceases to be registered as a clearing agency under the Exchange Act, and a successor depositary or clearing system is not timely appointed, (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of exchange notes in definitive form under the indenture, or (3) upon the occurrence and continuation of an event of default under the indenture with respect to any series of exchange notes, then, upon surrender by DTC of the global securities, certificated securities will be issued to each person that DTC identifies as the beneficial owner of the exchange notes represented by the global securities. Upon any such issuance, the trustee is required to register the certificated securities in the name of the person or persons or the nominee of any of these persons and cause the same to be delivered to these persons.

      Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related exchange notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the exchange notes to be issued.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

      The following summary describes the material United States federal income tax consequences relevant to the exchange of original notes for exchange notes pursuant to the exchange offer and the ownership and disposition of the exchange notes. The following discussion is based on the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, and related United States Treasury regulations, administrative rulings and judicial decisions now in effect, changes to which subsequent to the date hereof may affect the tax consequences described below.

      This discussion is limited to U.S. and Non-U.S. holders who exchange original notes for exchange notes pursuant to the exchange offer and who hold the exchange notes as capital assets. This discussion does not describe all the tax consequences that may be relevant to such holders in light of their particular circumstances or to holders subject to special rules under United States federal income tax law, such as (1) dealers in securities or currencies, (2) financial institutions, (3) investors in partnerships or other pass-through entities, (4) tax-exempt organizations or pension plans, (5) insurance companies, (6) persons holding notes as a hedge or as part of a straddle, constructive sale, conversion transaction or other risk management transaction, (7) United States holders whose “functional currency” is not the U.S. dollar, and (8) certain former citizens or residents of the United States. Furthermore, this discussion does not address alternative minimum taxes or any state, local or foreign tax laws. INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF THE EXCHANGE NOTES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

      As used in this prospectus, a “U.S. holder” means a beneficial owner of a note that is, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or a trust that was in existence on August 20, 1996 and has validly elected to continue to be treated as a United States trust.

      As used in this prospectus, the term “Non-U.S. holder” means a beneficial owner of a note that is not a U.S. holder for United States federal income tax purposes.

      The United States federal income tax consequences to a holder of a note that is a partnership (or other entity taxable as a partnership for United States federal income tax purposes) generally will depend on the status of its partners and the activities of the partnership. Partners in partnerships holding the notes should consult their tax advisors with regard to the application to them of the United States federal income tax laws.

The Exchange Offer

      An exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. Consequently, U.S. Holders and Non-U.S. Holders will not recognize any taxable gain or loss as a result of exchanging original notes for exchange notes pursuant to the exchange offer. The holding period of the exchange notes will include the holding period of the original notes, and the tax basis in the exchange notes will be the same as the tax basis in the original notes immediately before the exchange.

U.S. Holder

Payments of Interest

      Interest on an exchange note will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued in accordance with the U.S. holder’s regular method of accounting for United States federal income tax purposes.

Market Discount

      If a U.S. holder acquired an original note at a cost that is less than its principal amount, the amount of such difference is treated as “market discount” for federal income tax purposes, unless such difference is less than .0025 multiplied by its principal amount multiplied by the number of complete years from the date of acquisition until maturity.

      Under the market discount rules of the Code, a U.S. holder is required to treat any gain on the disposition of an exchange note as ordinary income to the extent of the accrued market discount that has not been previously included in income. Thus, principal payments and payments received upon the disposition of an exchange note are treated as ordinary income to the extent of accrued market discount that has not been previously included in income. If a U.S. holder disposes of an exchange note with market discount in certain otherwise nontaxable transactions, such holder may be required to include accrued market discount as ordinary income as if the holder had sold the exchange note at its then fair market value.

      In general, the amount of market discount that has accrued is determined on a ratable basis. A U.S. holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

      With respect to exchange notes with market discount, a U.S. holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred to purchase or to carry the notes. U.S. holders may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all market discount debt instruments that a U.S. holder acquires on or after the first day of the first taxable year to which the election applies and all market discount notes in subsequent years and is irrevocable without the consent of the Internal Revenue Service or the IRS.

Amortizable Bond Premium

      In general, if a U.S. holder purchased an original note for an amount in excess of the sum of all amounts payable on the note after the acquisition date, other than stated interest payments, such excess will constitute bond premium. A U.S. holder generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under such holder’s regular accounting method. The exchange notes are subject to call provisions at our option at certain times, as described in this prospectus under “Description of Notes — Optional Redemption.” A U.S. holder will calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if the use of the call date, in lieu of the stated maturity date, results in a smaller amortizable bond premium for the period ending on the call date. If a U.S. holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss such holder would otherwise recognize on disposition of the exchange note. An election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. holders should consult their own tax advisors before making this election.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Exchange Notes

      In general, upon the sale, exchange, redemption, retirement or other taxable disposition of an exchange note, a U.S. holder will recognize taxable gain or loss equal to the difference between (1) the amount realized upon the sale or other taxable disposition (less any accrued but unpaid interest not previously included in gross income by the U.S. holder, which will be taxable as such), and (2) the U.S. holder’s adjusted tax basis in such exchange note. Gain or loss recognized by a U.S. holder on the sale, exchange, redemption, retirement or other taxable disposition of an exchange note generally will be capital gain or loss. The gain or loss will be long-term capital gain or loss if the holding period of the exchange note is more than 12 months. Under current law, long-term capital gains of noncorporate taxpayers (including individuals) are generally taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to significant limitations.

Backup Withholding and Information Reporting

      In general, information reporting will apply to certain payments of principal and interest on the exchange notes and to the proceeds from a sale or other disposition of the exchange notes. Additionally, a backup withholding tax (currently at a rate of 28%) will apply to such payments if the U.S. holder fails to provide a correct taxpayer identification number or certification of exempt status or fails to report its full dividend and interest income or otherwise fails to comply with applicable requirements of the backup withholding rules.

      If backup withholding applies to a U.S. holder, such holder may use the amounts withheld as a refund or credit against its United States federal income tax liability, as long as such holder timely provides certain information to the IRS.

Non-U.S. Holder

Payments of Interest

      Subject to the discussion below concerning backup withholding, payments of interest on the exchange notes to any non-U.S. holder will not be subject to United States federal income or withholding tax, provided that:

(i) the interest is not effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States;

(ii) the non-U.S. holder does not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

(iii) the non-U.S. holder is not a controlled foreign corporation (within the meaning of the Code) that is related to us directly or constructively through stock ownership; and

(iv) either (A) the non-U.S. holder provides its name and address on an IRS Form W-8BEN (or other successor form), and certifies under penalties of perjury that it is not a “United States person” within the meaning of the Code, or (B) the non-U.S. holder holds its exchange notes through certain foreign intermediaries and satisfies the certification requirements of applicable United States Treasury regulations.

      Interest that meets these four requirements is referred to as “portfolio interest.”

      The interest on the exchange notes will be subject to United States federal income tax in the same manner as if the exchange notes were held by U.S. holders if: (i) the interest constitutes income that is effectively connected with the conduct by a non-U.S. holder of a United States trade or business, and (ii) if an income tax treaty applies, the interest is attributable to a United States permanent establishment of the non-U.S. holder under the terms of such treaty (“United States trade or business income”). In addition, if the non-U.S. holder is a foreign corporation, such income may also be subject to the “branch profits tax” at a rate of 30% (or lower applicable treaty rate). Interest that neither qualifies as portfolio interest nor constitutes United States trade or business income will be subject to United States withholding tax at the rate of 30%, unless such rate is reduced or eliminated by an applicable income tax treaty.

Sale, Exchange, Redemption, Retirement or Other Disposition of Exchange Notes

      Subject to the discussion below concerning backup withholding, gain that is recognized on the sale, exchange, redemption, retirement or other disposition of an exchange note by a non-U.S. holder generally will not be subject to United States federal income or withholding tax unless (1) the gain is effectively connected with the conduct by such holder of a trade or business within the United States, or (2) in the case of an individual, the non-U.S. holder has been present in the United States for 183 days or more during the taxable year of the sale or other disposition and certain other conditions are satisfied.

      Gain recognized by a non-U.S. holder upon a sale or other disposition of an exchange note that is effectively connected with the conduct by the non-U.S. holder of a United States trade or business or, if an income tax treaty applies, is attributable to a United States permanent establishment of the non-U.S. holder, generally will be subject to United States federal income tax in the same manner as if the exchange note were held by a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or lower applicable treaty rate).

Backup Withholding and Information Reporting

      A non-U.S. holder generally will be exempt from backup withholding (currently at a rate of 28%) and information reporting with respect to payments of principal and interest on the exchange notes, provided that the certification procedures required to claim the portfolio interest exemption described under the heading “Payments of Interest” above are satisfied.

      Proceeds received from the sale of an exchange note by a non-U.S. holder to or through the United States office of a broker generally are subject to information reporting and backup withholding, unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

      If backup withholding applies to a non-U.S. holder, such holder may use the amounts withheld as a refund or credit against its United States federal income tax liability, as long as such holder timely provides certain information to the Internal Revenue Service.

      PERSONS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF EXCHANGE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS OR ANY APPLICABLE TAX TREATY.

PLAN OF DISTRIBUTION

      Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act if:

•	you acquire exchange notes in the ordinary course of your business, and

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of exchange notes.

      We believe that you may not transfer exchange notes issued in the exchange offer without further compliance with such requirements or an exemption from such requirements if you are:

•	our affiliate within the meaning of Rule 405 under the Securities Act, or

•	a broker-dealer that acquired original notes as a result of market-making or other trading activities.

      The information described above concerning interpretations of and positions taken by the SEC staff is not intended to constitute legal advice. Broker-dealers should consult their own legal advisors with respect to these matters.

      If you wish to exchange your original notes for exchange notes in the exchange offer, you will be required to make representations to us as described in “The Exchange Offer — Procedures for Tendering” and “— Your Representations to Us” of this prospectus and in the letter of transmittal. In addition, if a broker-dealer receives exchange notes for its own account in exchange for original notes that were acquired by it as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such exchange notes. A broker-dealer may use this prospectus, as amended or supplemented, in connection with these resales, and all dealers effecting transactions in the exchange notes may be required to deliver a prospectus, as amended or supplemented for 180 days following consummation of the exchange offer. For the 180 days following the consummation of the exchange offer, Esterline and the subsidiary guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Esterline and the subsidiary guarantors have agreed to pay all expenses incident to the exchange offer (including certain expenses of counsel for the initial purchaser) other than dealers’ and brokers’ discounts, commissions and counsel fees and will indemnify the holders of the exchange notes (including any broker-dealer) against certain liabilities, including liabilities under the Act.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market,

•	in negotiated transactions,

•	through the writing of options on the exchange notes, or

•	a combination of such methods of resale.

      The prices at which these sales occur may be:

•	at market prices prevailing at the time of resale,

•	at prices related to such prevailing market prices, or

•	at negotiated prices.

      Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that it received for its own account in the exchange offer and any broker or dealer that participates in a distribution of exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Any profit on any resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and special reports, as well as registration and proxy statements and other information, with the SEC. These reports, statements and other information may be inspected and copied at prescribed rates from the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These materials may also be accessed electronically by means of commercial document retrieval services and the SEC’s website on the Internet at http://www.sec.gov.

INCORPORATION BY REFERENCE

      On September 30, 2003, we filed with the SEC a registration statement on Form S-4 of which this prospectus is a part. This prospectus does not contain all the information in the registration statement. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and obtain a copy of the registration statement, including exhibits, at the SEC’s public reference facilities or its website as described above. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

      The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the exchange offer is completed:

•	Our annual report on Form 10-K for the year ended October 25, 2002, filed with the SEC on January 22, 2003;

•	Our quarterly reports on Form 10-Q for the quarters ended January 31, 2003, filed with the SEC on March 14, 2003, ended May 2, 2003, filed with the SEC on June 12, 2003, and ended August 1, 2003, filed with the SEC on September 11, 2003, respectively; and

•	Our current reports on Form 8-K filed with the SEC on March 11, March 23, March 27 (Item 5 disclosure only), June 5, June 23, July 1, and August 22, 2003, respectively.

      Copies of the documents listed above are also available free of charge through our website (www.esterline.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. In addition, you can obtain the documents referenced above by contacting us as described on the inside front cover of this prospectus.

LEGAL MATTERS

      The validity of the exchange notes being offered hereby will be passed upon for Esterline Technologies Corporation by Perkins Coie LLP, Seattle, Washington.

EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our annual report on Form 10-K for the fiscal year ended October 25, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

          No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the exchange offer, and, if given or made, such information or representations must not be relied upon as having been authorized by Esterline Technologies Corporation. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer or a solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of Esterline Technologies Corporation since the date hereof of this prospectus.

Esterline Technologies Corporation

OFFER TO EXCHANGE ITS

7.75% Senior Subordinated Notes due 2013

that have been registered under the
Securities Act of 1933, as amended
for any and all of its outstanding
7.75% Senior Subordinated Notes due 2013
that were issued and sold in a transaction
exempt from registration
under the Securities Act of 1933, as amended

PROSPECTUS

                    , 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers

      Section 145(a) of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that a person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

      Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that a person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit if the person acted under standards set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine, that despite the adjudication of liability, the person is fairly and reasonably entitled to be indemnified for expenses which the Court of Chancery or the other court shall deem proper.

      Section 145 of the DGCL further provides that, to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections 145(a) and (b) or in the defense of any related claim, issue or matter therein, the person shall be indemnified against related expenses actually and reasonably incurred by the person. Indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. The corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against the person or incurred by him or her in that capacity or arising out of his or her status as director or officer whether or not the corporation would have the power to indemnify the person against more liabilities under Section 145.

      Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

      Article Eighth, Section 1 of Esterline’s certificate of incorporation provides that, to the fullest extent that the DGCL, as it now exists or may hereafter be amended, permits, the limitation or elimination of the liability of directors, a director of Esterline shall not be liable to Esterline or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of Article Eighth shall not adversely affect any right or protection of a director of Esterline for or with respect to any acts or omissions of a director occurring prior to such amendment or repeal.

      Article Eighth, Section 2 of Esterline’s certificate of incorporation requires indemnification of officers and directors to the fullest extent permitted under the DGCL. Subject to any restrictions imposed by Delaware law, the certificate of incorporation provides an unconditional right to indemnification for all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person entitled to indemnification in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was serving as a director or officer of Esterline or that, being or having been a director or officer or an employee of Esterline, the person is or was serving at the request of Esterline as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. However, board approval is required with respect to indemnification for any proceeding initiated by a person entitled to indemnification. Section 2 also provides that Esterline may, by action of its board of directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

      Esterline’s officers and directors are covered by insurance (with certain exceptions and limitations) that indemnifies them against losses for which Esterline grants them indemnification and for which they become legally obligated to pay on account of claims made against them for wrongful acts committed before or during the policy period. Additionally, Esterline’s outside directors are covered by a similar insurance policy.

Item 21.     Exhibits and Financial Statement Schedules

      (a) Exhibits

      Reference is made to the Exhibit Index on page E-1.

Item 22.     Undertakings

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, or the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

ESTERLINE TECHNOLOGIES CORPORATION

By:	/s/ ROBERT W. CREMIN

Name: Robert W. Cremin

Title:	Chairman, President and Chief Executive Officer

      Each person whose signature appears below hereby constitutes, appoints and authorizes Robert W. Cremin, and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ ROBERT W. CREMIN Robert W. Cremin	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Accounting and Financial Officer)

Richard R. Albrecht	Director

/s/ ROSS J. CENTANNI Ross J. Centanni	Director

/s/ JOHN F. CLEARMAN John F. Clearman	Director

Signature	Title

/s/ ROBERT S. CLINE Robert S. Cline	Director

/s/ E. JOHN FINN E. John Finn	Director

/s/ ANTHONY P. FRANCESCHINI Anthony P. Franceschini	Director

/s/ WENDELL P. HURLBUT Wendell P. Hurlbut	Director

/s/ JERRY D. LEITMAN Jerry D. Leitman	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

ADVANCED INPUT DEVICES, INC.

By:	/s/ RICHARD B. LAWRENCE

Name: Richard B. Lawrence
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Richard B. Lawrence and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ RICHARD B. LAWRENCE Richard B. Lawrence	President (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ STEPHEN E. BARTON Stephen E. Barton	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

AMTECH AUTOMATED MANUFACTURING
TECHNOLOGY

By:	/s/ ROBERT W. CREMIN

Name: Robert W. Cremin
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Robert W. Cremin and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ ROBERT W. CREMIN Robert W. Cremin	President and Director (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Chief Financial Officer, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ STEPHEN E. BARTON Stephen E. Barton	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

ANGUS ELECTRONICS CO.

By:	/s/ ROBERT D. GEORGE

Name: Robert D. George
Title: President, Secretary and Treasurer

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Robert D. George as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ ROBERT D. GEORGE Robert D. George	President, Secretary, Treasurer and Director (Principal Executive, Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ LARRY A. KRING Larry A. Kring	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

ARMTEC COUNTERMEASURES CO.

By:	/s/ ROBERT R. HARRIS

Name: Robert R. Harris
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Robert R. Harris and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ ROBERT R. HARRIS Robert R. Harris	President (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ LARRY A. KRING Larry A. Kring	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

ARMTEC DEFENSE PRODUCTS CO.

By:	/s/ ROBERT R. HARRIS

Name: Robert R. Harris
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Robert R. Harris and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ ROBERT R. HARRIS Robert R. Harris	President (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ LARRY A. KRING Larry A. Kring	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

AUXITROL CO.

By:	/s/ ROBERT W. CREMIN

Name: Robert W. Cremin
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Robert W. Cremin and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ ROBERT W. CREMIN Robert W. Cremin	President and Director (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ LARRY A. KRING Larry A. Kring	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

BOYAR-SCHULTZ CORPORATION

By:	/s/ ROBERT D. GEORGE

Name: Robert D. George
Title: Vice President, Secretary and Treasurer

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Robert D. George as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Executive, Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

BVR TECHNOLOGIES CO.

By:	/s/ GARY FREDERICK

Name: Gary Frederick
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Gary Frederick and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ GARY FREDERICK Gary Frederick	President (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ LARRY A. KRING Larry A. Kring	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

EQUIPMENT SALES CO.

By:	/s/ JOHN C. WASELESKI

Name: John C. Waseleski
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes John C. Waseleski and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ JOHN C. WASELESKI John C. Waseleski	President (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ STEPHEN E. BARTON Stephen E. Barton	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

EA TECHNOLOGIES CORPORATION

By:	/s/ ROBERT W. CREMIN

Name: Robert W. Cremin
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Robert W. Cremin and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ ROBERT W. CREMIN Robert W. Cremin	President and Director (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ STEPHEN E. BARTON Stephen E. Barton	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

EXCELLON U.K.

By:	/s/ ROBERT D. GEORGE

Name: Robert D. George
Title: Vice President, Secretary and Treasurer

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Robert D. George as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Executive, Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ STEPHEN E. BARTON Stephen E. Barton	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

FLUID REGULATORS CORPORATION

By:	/s/ JAMES P. SWEENEY

Name: James P. Sweeney
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes James P. Sweeney and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ JAMES P. SWEENEY James P. Sweeney	President (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ LARRY A. KRING Larry A. Kring	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

H.A. SALES CO.

By:	/s/ ROBERT W. CREMIN

Name: Robert W. Cremin
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Robert W. Cremin and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ ROBERT W. CREMIN Robert W. Cremin	President and Director (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

HYTEK FINISHES CO.

By:	/s/ CLIF A. JOHNSON

Name: Clif A. Johnson
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Clif A. Johnson and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ CLIF A. JOHNSON Clif A. Johnson	President (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ STEPHEN E. BARTON Stephen E. Barton	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

JANCO CORPORATION

By:	/s/ KENT L. BYINGTON

Name: Kent L. Byington
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Kent L. Byington and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ KENT L. BYINGTON Kent L. Byington	President (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Chief Financial Officer, Secretary and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ LARRY A. KRING Larry A. Kring	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

KIRKHILL-TA CO.

By:	/s/ EDWARD B. KRESTANCIC

Name: Edward B. Krestancic
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Edward B. Krestancic and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ EDWARD B. KRESTANCIC Edward B. Krestancic	President (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ STEPHEN E. BARTON Stephen E. Barton	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

KORRY ELECTRONICS CO.

By:	/s/ FRANK HOUSTON

Name: Frank Houston
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Frank Houston and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ FRANK HOUSTON Frank Houston	President (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ STEPHEN E. BARTON Stephen E. Barton	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

MASON ELECTRIC CO.

By:	/s/ KENT L. BYINGTON

Name: Kent L. Byington
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Kent L. Byington and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ KENT L. BYINGTON Kent L. Byington	President (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ LARRY A. KRING Larry A. Kring	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

MCTAWS CORPORATION

By:	/s/ RICHARD B. LAWRENCE

Name: Richard B. Lawrence
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Richard B. Lawrence and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ RICHARD B. LAWRENCE Richard B. Lawrence	President (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ STEPHEN E. BARTON Stephen E. Barton	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

MC TECH CO.

By:	/s/ ROBERT W. CREMIN

Name: Robert W. Cremin
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Robert W. Cremin and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ ROBERT W. CREMIN Robert W. Cremin	President and Director (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

MEMTRON TECHNOLOGIES CO.

By:	/s/ RICHARD W. VANDER WEELE

Name: Richard W. Vander Weele
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Richard W. Vander Weele and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ RICHARD W. VANDER WEELE Richard W. Vander Weele	President (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ STEPHEN E. BARTON Stephen E. Barton	Director

/s/ RICHARD B. LAWRENCE Richard B. Lawrence	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

NORWICH AERO PRODUCTS, INC.

By:	/s/ RICHARD J. WOOD

Name: Richard J. Wood
Title: President and Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Richard J. Wood and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ RICHARD J. WOOD Richard J. Wood	President and Chief Executive Officer (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ LARRY A. KRING Larry A. Kring	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

PRESSURE SYSTEMS, INC.

By:	/s/ STEPHEN YAKSHE

Name: Stephen Yakshe
Title: President and Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Stephen Yakshe and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ STEPHEN YAKSHE Stephen Yakshe	President and Chief Executive Officer (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ LARRY A. KRING Larry A. Kring	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

PRESSURE SYSTEMS INTERNATIONAL, INC.

By:	/s/ STEPHEN YAKSHE

Name: Stephen Yakshe
Title: President and Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Stephen Yakshe and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ STEPHEN YAKSHE Stephen Yakshe	President and Chief Executive Officer (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ LARRY A. KRING Larry A. Kring	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

SURESEAL CORPORATION

By:	/s/ RICHARD J. WOOD

Name: Richard J. Wood
Title: President and Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Richard J. Wood and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ RICHARD J. WOOD Richard J. Wood	President and Chief Executive Officer (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ LARRY A. KRING Larry A. Kring	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

SURFTECH FINISHES CO.

By:	/s/ CLIF A. JOHNSON

Name: Clif A. Johnson
Title: President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Clif A. Johnson and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ CLIF A. JOHNSON Clif A. Johnson	President (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

/s/ STEPHEN E. BARTON Stephen E. Barton	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of September, 2003.

W.A. WHITNEY CO.

By:	/s/ LARRY A. KRING

Name: Larry A. Kring
Title: President and Director

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes, appoints and authorizes Larry A. Kring and Robert D. George, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any other laws, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on September 30, 2003.

Signature	Title

/s/ LARRY A. KRING Larry A. Kring	President and Director (Principal Executive Officer)

/s/ ROBERT D. GEORGE Robert D. George	Vice President, Secretary, Treasurer and Director (Principal Accounting and Financial Officer)

/s/ ROBERT W. CREMIN Robert W. Cremin	Director

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Restated Certificate of Incorporation for Esterline Technologies Corporation, dated June 6, 2002 (Incorporated by reference to Exhibit 3.1 to Esterline’s Quarterly Report on Form 10-Q for the quarter ended April 26, 2002 [Commission File Number 001-06357])
3.2	By-Laws for Esterline Technologies Corporation, as amended and restated December 6, 2001 (Incorporated by reference to Exhibit 3.2 to Esterline’s Annual Report on Form 10-K for the fiscal year ended October 26, 2001 [Commission File Number 001-06357])
3.3*	Restated Certificate of Incorporation of Advanced Input Devices, Inc.
3.4*	Amended and Restated By-Laws of Advanced Input Devices, Inc.
3.5*	Articles of Incorporation of Amtech Automated Manufacturing Technology
3.6*	Bylaws of Amtech Automated Manufacturing Technology
3.7*	Certificate of Incorporation of Esterline Angus Instrument Corporation (now Angus Electronics Co.)
3.8*	By-Laws of Esterline Angus Instrument Corporation (now Angus Electronics Co.)
3.9*	Certificate of Incorporation of Armtec Countermeasures Co.
3.10*	Bylaws of Armtec Countermeasures Co.
3.11*	Certificate of Incorporation of Armtec Defense Products Co.
3.12*	Bylaws of Armtec Defense Products Co.
3.13*	Certificate of Incorporation of Auxitrol Co.
3.14*	Bylaws of Auxitrol Co.
3.15*	Certificate of Incorporation of Boyar-Schultz Corporation
3.16*	By-Laws of Boyar-Schultz Corporation
3.17*	Certificate of Incorporation of BVR Technologies Co.
3.18*	Bylaws of BVR Technologies Co.
3.19*	Certificate of Incorporation of Equipment Sales Co., Incorporated (now Equipment Sales Co.)
3.20*	Bylaws of Equipment Sales Co., Incorporated (now Equipment Sales Co.)
3.21*	Articles of Incorporation of Excellon Industries (now EA Technologies Corporation)
3.22*	Bylaws of EA Technologies Corporation
3.23*	Articles of Incorporation of Excellon International (now Excellon U.K.)
3.24*	Bylaws of Excellon International (now Excellon U.K.)
3.25*	Certificate of Amended Articles of Incorporation by Shareholders to the Articles of Incorporation of Fluid Regulators Corporation
3.26*	Amended and Restated Code of Regulations of Fluid Regulators Corporation
3.27*	Certificate of Incorporation of Federal Boice Corp. (now H.A. Sales Co.)
3.28*	Bylaws of Hollis Automation, Inc. (now H.A. Sales Co.)
3.29*	Certificate of Incorporation of Hytek Finishes Co.
3.30*	Bylaws of Hytek Finishes Co.
3.31*	Restated Articles of Incorporation of Janco Corporation
3.32*	Bylaws of Janco Corporation
3.33*	Articles of Incorporation of Kirkhill Rubber Company (now Kirkhill-TA Co.)
3.34*	By-Laws of Kirkhill Rubber Company (now Kirkhill-TA Co.)
3.35*	Certificate of Incorporation of Korry Electronics Co.
3.36*	Bylaws of Korry Electronics Co.
3.37*	Certificate of Incorporation of ME Acquisition Co. (now Mason Electric Co.)

E-1

Exhibit
Number	Description

3.38*	Bylaws of ME Acquisition Co. (now Mason Electric Co.)
3.39*	Certificate of Incorporation of McTaws Corporation
3.40*	Bylaws of McTaws Corporation
3.41*	Certificate of Incorporation of Midcon Cables Co. (now MC Tech Co.)
3.42*	Bylaws of Midcon Cables Co. (now MC Tech Co.)
3.43*	Certificate of Incorporation of Memtron Purchase Co. (now Memtron Technologies Co.)
3.44*	Bylaws of Memtron Purchase Co. (now Memtron Technologies Co.)
3.45*	Certificate of Incorporation of Norwich Aero Products, Inc.
3.46*	Bylaws of Norwich Aero Products, Inc.
3.47*	Articles of Incorporation of Pressures Systems, Inc.
3.48*	Bylaws of Pressures Systems, Inc.
3.49*	Articles of Incorporation of Pressure Systems International, Inc.
3.50*	By-Laws of Pressure Systems International, Inc.
3.51*	Certificate of Incorporation of Sureseal Corporation
3.52*	Bylaws of Sureseal Corporation
3.53*	Certificate of Incorporation of Cencorp Purchase Co. (now Surftech Finishes Co.)
3.54*	Bylaws of ESL Purchase Co. (now Surftech Finishes Co.)
3.55*	Articles of Amendment and Restatement of W.A. Whitney Co.
3.56*	Bylaws of W.A. Whitney Co.
4.1	Indenture relating to Esterline Technologies Corporation’s 7.75% Senior Subordinated Notes due 2013, dated as of June 11, 2003. (Incorporated by reference to Exhibit 4.1 to Esterline’s Quarterly Report on Form 10-Q for the quarter ended August 1, 2003 [Commission File Number 001-06357].)
4.2	Registration Rights Agreement among Esterline Technologies Corporation, its domestic subsidiaries listed on Schedule 1 thereto and Wachovia Securities, Inc., dated June 11, 2003 (Incorporated by reference to Exhibit 10.1 to Esterline’s Quarterly Report on Form 10-Q for the quarter ended August 1, 2003 [Commission File Number 001-06357])
4.3	Form of Esterline Technologies Corporation’s 7.75% Exchange Note due 2013
5.1	Opinion of Perkins Coie LLP as to legality of the Exchange Notes issued by Esterline Technologies Corporation
8.1	Opinion of Perkins Coie LLP, special tax counsel, as to certain U.S. federal income tax matters
12.1	Computation of ratio of earnings to fixed charges
23.1*	Consent of Ernst & Young LLP
23.2	Consents of Perkins Coie LLP (included in Exhibit 5.1 and Exhibit 8.1)
24.1	Power of Attorney (contained on signature pages)
25.1	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the indenture
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to DTC Participants
99.4	Form of Letter to Clients

*	To be filed by amendment.

E-2